PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 1, 2005)

U.S. $15,000,000,000

CIT Group Inc.

1211 Avenue of the Americas

New York, New York 10036

Global Medium-Term Note Program

Due 9 Months or More

From Date of Issue

TERMS OF NOTES

We may offer notes at one or more times up to an aggregate initial offering price of U.S. $15,000,000,000 under our Global Medium-Term Note Program (the “Program”). A pricing supplement will reflect the specific terms of the notes. The following are the terms or possible terms of the notes.

•	The notes will mature 9 months or later from the date they are issued.		•	Global securities are held by The Depository Trust Company, generally.
•	The notes may be issued as “Senior Notes” or “Senior Subordinated Notes.”		•

We may issue one or more notes that are denominated in a currency or currency unit (the “Specified Currency”) other than U.S. dollars. For more details, see “Foreign Currency Risks” and “Special Provisions Relating to Foreign Currency Notes.”

•	The interest rate on the notes may be fixed or floating. Floating rate interest will be based on:
	•	Federal Funds Rate;	•	We may issue notes at a discount from the principal amount payable at the maturity of the notes.
	•	LIBOR;
	•	EURIBOR;	•	We may issue notes that do not pay periodic interest.
	•	Prime Rate;	•	For more details, see “Description of the Notes” in this prospectus supplement, “Description of Debt Securities” in the prospectus, and the pricing or other supplements.
	•	Treasury Rate;
	•	Any other rate specified in a pricing supplement; or
•
Pricing or other supplements may alter the note terms described above.
	•	Adjustments to the rate by the Spread and/or Spread Multiplier.
•	We may issue notes whose interest rate or interest rate formula may be adjusted on specific dates.
•	Fixed rate interest is payable on January 15 and July 15, generally, accruing from the date we issue the notes.
•	Floating rate interest is payable as stated in the pricing supplement.

TERMS OF SALE

•

Unless the pricing supplement specifies otherwise, we would receive between U.S. $14,887,500,000 and U.S. $14,992,500,000 or the equivalent thereof in other currencies, of the proceeds from the sale of all of the notes offered by this prospectus supplement, before expenses, after paying the agents commissions at rates ranging between 0.05% and 0.75% of the principal amount of the notes sold (between U.S. $7,500,000 and U.S. $112,500,000), or the equivalent thereof in other currencies. If the maturity of the notes exceeds 30 years, the commission rate may be higher.

2000 (the “FSMA”) (the “UK Listing Authority”) for the notes issued under the Program to be admitted to the Official List and to the London Stock Exchange plc (the “London Stock Exchange”) to admit the notes for trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market which is a “regulated market” as defined in Article 4(14) of Directive 2004/39/EC. We will specify in the applicable pricing supplement whether the notes will be listed on the London Stock Exchange or any other exchange.

•

There is currently no established trading market for the notes and there is no assurance that an established market will develop for the notes. Application has been made to the Financial Services Authority in its capacity as competent authority under the UK Financial Services and Markets Act

•

We may sell the notes to one or more agents (each an “Agent” and, collectively, the “Agents”), including the Agents listed below, as principals for resale at varying or fixed offering prices or through one or more Agents, using their reasonable best efforts to sell the notes on our behalf.

	•	We may also sell the notes using any Agent.

This prospectus supplement shall, for the purposes of notes listed on the London Stock Exchange, be updated annually. We may issue notes under this prospectus supplement that are listed on the London Stock Exchange for a period of twelve months from the date of this prospectus supplement.

CIT, a Delaware corporation, accepts full responsibility for the accuracy of the information contained or incorporated by reference in this prospectus supplement and confirms, having taken all reasonable care to ensure such is the case that, to the best of CIT’s knowledge and belief that the information contained in this prospectus supplement is in accordance with the facts and contains no omission likely to affect its import and that there are no other facts the omission of which would make any statement herein misleading in any material respect.

Investing in the notes involves risks. See “Risk Factors” on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes. None of those authorities has determined that the Prospectus or any pricing supplement or other supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Lehman Brothers Banc of America Securities LLC Bear, Stearns & Co. Inc. Citigroup Deutsche Bank Securities HSBC Merrill Lynch & Co. UBS Investment Bank	ABN AMRO Incorporated Barclays Capital BNP PARIBAS Credit Suisse First Boston Goldman Sachs & Co. JPMorgan Morgan Stanley Wachovia Securities

The date of this prospectus supplement is November 1, 2005.

      You should rely only on the information contained or incorporated by reference in this Prospectus. We and the Agents have not authorized anyone else to provide you with different or additional information. We are not making an offer of these notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date on the front of that document.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

      Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “CIT,” “CIT Group” and “CIT Group Inc.” refer to CIT Group Inc. and its subsidiaries. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

      We may use this prospectus supplement, together with the prospectus and a pricing supplement, to offer Senior Notes or Senior Subordinated Notes, from time to time. The total initial public offering price of notes that may be offered by use of this prospectus supplement is $15,000,000,000 (or the equivalent in foreign or composite currencies).

      The prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the notes contained in the prospectus, under “Description of Debt Securities.” If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and you should not rely on the information in the prospectus.

      In accordance with prospectus rule 2.2.7R of the Prospectus Rules Instrument 2005 (SI 2005/36) (the “Prospectus Rules Instrument”), this prospectus supplement, together with the accompanying prospectus, comprise a base prospectus (“Prospectus”) and each pricing supplement will constitute the “final terms” for any issue of notes under the Program.

      The Prospectus together with each pricing supplement comprises an “approved prospectus” in relation to the notes as required by section 85 of the FSMA for the purpose of giving information with regard to us and the notes.

      Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the prospectus. Information in the pricing supplement will replace any inconsistent information in this prospectus supplement, including any changes in the method of calculating interest on any note. Notwithstanding the foregoing, we will submit to the UK Listing Authority a prospectus supplement for its approval if there arises or is noted a significant new factor, material mistake or inaccuracy relating to the information included in this Prospectus in accordance with section 87G of the FSMA.

      You should not consider any information in this Prospectus or any pricing supplement to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under appropriate investment or similar laws.

      The distribution of this Prospectus or any pricing supplement and the offer, sale and delivery of the notes may be restricted by law in some jurisdictions. If you receive this Prospectus or any pricing supplement, you must inform yourself about, and observe, any such restrictions. This Prospectus is not an offer to sell the notes and we are not soliciting an offer to buy the notes in any state where the offer or sale is not permitted.

      Offers and sales of the notes are subject to restrictions including in relation to the United Kingdom and the European Economic Area, details of which are set out in “Plan of Distribution” and “Offering Restrictions” in this prospectus supplement. The distribution of this Prospectus and any applicable pricing supplement and the offer, sale and delivery of the notes in other jurisdictions may be restricted by law. Persons who come into possession of this Prospectus and any applicable pricing supplement must inform themselves about and observe any applicable restrictions.

      Neither this Prospectus nor any pricing supplement describes all of the risks and investment considerations applicable to notes whose principal or interest we pay in or determine by reference to one or more currencies or to one or more interest rates, currencies or other indices or formulas. We and the dealers disclaim any responsibility to advise prospective investors of these risks and investment considerations as they exist at the date of this prospectus supplement or any pricing supplement or as these risks may change from time to time. Prospective investors should consult their own financial, tax and legal advisors as to the risks and investment considerations arising from an investment in such notes. Such notes are not an appropriate investment for investors who are unsophisticated regarding currency transactions or transactions involving the applicable interest rates, currencies or other indices or formulas. See “Risk Factors” on page S-7 of this prospectus supplement.

      Application has been made (i) to the UK Listing Authority for the notes to be admitted to the Official List of the UK Listing Authority (the “Official List”) and (ii) the London Stock Exchange for the notes to be admitted to trading on the London Stock Exchange's regulated market.

      Admission to the Official List together with admission to trading on the London Stock Exchange's regulated market will constitute official listing on the London Stock Exchange.

      When we refer to the prospectus, we mean the prospectus dated October 20, 2005 that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement that we attach to this prospectus supplement with respect to a particular series of notes being issued.

      You should read and consider all information contained or incorporated by reference in this Prospectus and any applicable pricing supplement before making your investment decision.

      In connection with the issue of any tranche of notes, the Dealer or Dealers (if any) named as the Stabilizing Manager(s) (or persons acting on behalf of any Stabilizing Manager(s)) in the applicable Pricing Supplement may over-allot notes (provided that, in the case of any tranche of notes to be admitted to trading on the London Stock Exchange, the aggregate principal amount of the notes allotted does not exceed 105% of the aggregate principal amount of the relevant tranche) or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager(s) (or persons acting on behalf of a Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant tranche of notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the of the relevant tranche of notes and 60 days after the date of the allotment of the relevant tranche of notes.

DESCRIPTION OF CIT GROUP INC.

      CIT Group Inc., a corporation organized under the laws of the State of Delaware, is a leading global commercial and consumer finance company. CIT was incorporated on March 12, 2001 and the original predecessor to CIT commenced operations on February 11, 1908. We provide financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and emerging businesses. We offer vendor, equipment, commercial, factoring, home lending, educational lending and structured financing products, as well as rendering advisory services. We have broad access to customers and markets through our “franchise” businesses. Each business focuses on specific industries, asset types and markets, with portfolios diversified by client, industry and geography. At December 31, 2004, our managed assets were $53.5 billion, owned financing and leasing assets were $45.2 billion and stockholders' equity was $6.1 billion.

      Our principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036. Our telephone number is (212) 536-1211.

INCORPORATION BY REFERENCE

      The U.S. Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with it into the accompanying prospectus and this prospectus supplement, which means that we can disclose important information to you by referring you to those documents that are already on file with the SEC. Except for the purposes of satisfying the requirements of the Prospectus Rules Instrument, the information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. For purposes of the requirements of the Prospectus Rules Instrument, for the approval of the Prospectus by the UK Listing Authority, no documents have been incorporated by reference except those documents that have been approved by or filed with the Luxembourg Stock Exchange as described below.

      So long as the notes are listed on the London Stock Exchange, you can obtain copies of these documents. Until we have sold all of the debt securities which we are offering for sale under this prospectus supplement and the prospectus, we will also incorporate by reference all documents which we may file in the future pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed:

•	our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004;

•	our Definitive Proxy Statement filed with the SEC on April 6, 2005;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2005, January 6, 2005, January 7, 2005, January 18, 2005, January 19, 2005, February 24, 2005, March 2, 2005, March 30, 2005, April 20, 2005, July 6, 2005, July 20, 2005, August 16, 2005, August 18, 2005, August 26, 2005, September 15, 2005, September 30, 2005, October 19, 2005 and October 20, 2005; and

•	the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

      The following documents, which have been previously published or are published simultaneously with this Prospectus and have been approved by the Luxembourg Stock Exchange or filed with it, shall be incorporated in, and form part of, this Prospectus (except that any document expressed to be incorporated by reference into any of the documents incorporated by reference herein shall not form part of this Prospectus):

•	our audited Consolidated Financial Statements for the year ended December 31, 2004;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005; and

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

except that any statement contained herein or in a document which is incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained in any document which is subsequently incorporated by reference herein by way of a supplement prepared in accordance with Article 16 of Directive 2003/71/EC (the “Prospectus Directive”) modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

      Copies of documents incorporated by reference in this Prospectus can be obtained from the registered office of CIT and from the specified office of the Paying Agent for the time being in London.

      For purposes of the Prospectus Rules Instrument, any reference in this document to the Prospectus means this prospectus supplement and the accompanying prospectus excluding all information incorporated by reference, except those documents that have been approved by or filed with the Luxembourg Stock Exchange as described above. CIT believes that none of the information incorporated therein by reference conflicts in any material respect with the information in this Prospectus.

RISK FACTORS

      You should carefully consider the following discussion of risks, and the other information, provided and incorporated by reference in this prospectus supplement and the accompanying prospectus. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes, about our financial condition, operations and business or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks.

The notes may not be a suitable investment for you.

      The notes are not suitable investments for all investors. You must determine the suitability of investing in the notes based on your own circumstances. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes, and before you invest in the notes you should:

•	understand the terms of the notes, including the relevant indices and financial markets associated with the notes;

•	have, either alone or with a financial advisor, the expertise and analytical tools needed to evaluate, in the context of your financial situation, the particular features of the notes, the risks and merits of investing in the notes and the impact of the investment on your overall investment portfolio;

•	have enough financial resources and liquidity to bear all the risks associated with your investment in the notes;

•	understand the information contained and incorporated by reference in this prospectus supplement and the applicable pricing supplement; and

•	understand any applicable legal investment restrictions.

      The notes can be complex financial instruments. Sophisticated investors generally do not buy complex securities as stand-alone investments. Rather, they invest in certain securities to reduce risk in their overall portfolios or to increase yield by adding an appropriate and understood level of risk to their overall portfolios. You should not invest in notes unless you understand and are able to bear the associated yield, market, liquidity and structure risks, including risks associated with any redemption provisions, periodic interest rate adjustments and exchange rates and controls. You should decide whether to invest in an issue of the notes based on your own financial needs and the expected performance of that series or class of notes under a variety of economic and interest rate scenarios. You should carefully consider all of the information contained or incorporated by reference in this prospectus supplement before deciding whether to invest in the notes and, in particular, the risks, uncertainties and considerations described in this “Risk Factors” section.

The market value of the notes may be affected by factors in addition to credit ratings.

      The notes could trade at prices that may be lower than the initial offering price of the notes. In addition to credit ratings that are assigned to the notes, whether or not the notes will trade at lower prices depends on various factors, including prevailing interest rates and markets for similar securities, our financial condition and future prospects and general economic conditions. Further, any credit ratings that are assigned to the notes may not reflect the potential impact of all risks on the market value of the notes.

Structured notes may involve greater risks than more conventional debt obligations.

      Structured notes, such as floating rate notes and Treasury Rate Notes, are more complex than conventional fixed rate debt obligations because their principal or interest payments may be based, either directly or inversely, on one or more indices, including interest rate, exchange rate, currency, swap or equity indices or formulas. This added complexity increases the risks associated with structured notes that are not associated with an investment in a conventional fixed rate debt obligation. The increased risks include:

•	greater volatility in the market price of the notes;

•	fluctuations in the applicable indices or formulas, which effects will be magnified if the applicable indices or formulas contain a multiplier;

•	the possibility that you will receive a lower, or no, amount of principal, premium or interest, and at different times than expected by you;

•	the risk of devaluation, revaluation or modification of an applicable currency, or the imposition of currency exchange controls, which may lower the return on your notes;

•	the risk that changes in the applicable index or indices that may not correlate with changes in interest rates, exchange rates or other indices, which could increase your exposure to interest rate and exchange rate risks;

•	the possibility of the applicable index or indices being subject to maximum (“Cap”) or minimum (“Floor”) interest rate or exchange rate limitations;

•	the possibility of the resulting interest rate on the notes being less than on a conventional fixed rate debt obligation we issue at the same time, and the risk that in some cases you may receive no interest;

•	the risks associated with two or more indices which are expected to move in tandem or in some other relationship with each other moving in a manner other than expected by you; and

•	the risk of timing changes in the applicable index or indices affecting your actual yield on the notes, even if the average level of the index is consistent with your expectations.

      These risks may depend on a number of interrelated factors that we cannot control, including financial, economic and political events. In recent years, certain interest rate, exchange rate, currency, swap, equity and other indices have been highly volatile. This volatility may or may not continue. Past fluctuations in those indices do not necessarily indicate whether or to what extent fluctuations will occur in the future.

Exchange rate risks and controls may adversely affect the timing or amount of payments on the notes.

      The amount of principal or interest we pay on the notes may be based on one or more currencies or currency units, including exchange rates and swap indices between currencies or currency units. If you invest in Foreign Currency notes or Currency Indexed notes (each as defined under the section “Description of the Notes—Foreign Currency, Currency Indexed and Other Indexed Notes”), you will be exposed to significant risks not associated with investment in debt instruments denominated in U.S. dollars or U.S. dollar-based indices. These risks include the possibility of significant changes in the exchange rate between the U.S. dollar and your payment currency and the imposition or modification of foreign exchange controls by either the United States or the applicable foreign government. Additionally, U.S. dollar-equivalent yields could be affected by actions of governments or monetary authorities, including the revaluation or devaluation of a currency, that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders.

      We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of your Foreign Currency notes or Currency Indexed notes, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, the U.S. dollar-equivalent market value of your notes. As a result, there is a risk that you may receive less interest or principal than expected, or no interest or principal at all. The currency risks with respect to your Foreign Currency notes or Currency Indexed notes may be further described in the applicable pricing supplement.

We may choose to redeem notes when prevailing interests rates are relatively low.

      If your notes are redeemable at our option, as specified in the applicable pricing supplement, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the redemption date or period approaches.

The notes may have limited or no liquidity.

      There is currently no secondary market for the notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want or at a price that you wish to receive for your notes.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF CIT GROUP INC.

      The following tables set forth selected consolidated financial information regarding CIT's results of operations and balance sheets. The financial data at December 31, 2004 and December 31, 2003 and for the years ended December 31, 2004 and December 31, 2003, the three months ended December 31, 2002 and the year ended September 30, 2002, was derived from the audited Consolidated Financial Statements of CIT incorporated by reference in this prospectus supplement and the accompanying prospectus. The financial data at December 31, 2002, September 30, 2002 and 2001, and December 31, 2000, for the nine months ended September 30, 2001 and for the year ended December 31, 2000 was derived from audited financial statements that are not incorporated by reference in this prospectus supplement nor the accompanying prospectus. Certain prior period balances have been conformed to present period presentation. You should read the selected consolidated financial data below in conjunction with our consolidated financial statements. See “Where You Can Find More Information” in the prospectus.

($ in millions, except per share data)	Year Ended December 31, 2004	Year Ended December 31, 2003	Three Months Ended December 31, 2002	Year Ended September 30, 2002	Nine Months Ended September 30, 2001	Year Ended December 31, 2000
Results of Operations
Net finance margin	$1,569.6	$1,327.8	$344.9	$1,637.1	$1,301.7	$1,447.9
Provision for credit losses	214.2	387.3	133.4	788.3	332.5	255.2
Operating margin	2,242.5	1,799.8	468.6	1,781.2	1,541.8	2,104.7
Salaries and general operating expenses	1,046.4	912.9	232.6	921.0	777.4	1,013.7
Goodwill impairment	—	—	—	6,511.7	—	—
Goodwill amortization	—	—	—	—	97.6	86.3
Acquisition related costs	—	—	—	—	54.0	—
Interest expense—TCH	—	—	—	662.6	98.8	—
Gain on redemption of debt	41.8	50.4	—	—	—	—
Net income (loss)	753.6	566.9	141.3	(6,698.7)	263.3	611.6
Net income (loss) per share(1)—basic	3.57	2.68	0.67	(31.66)	1.24	2.89
Net income (loss) per share(1)—diluted	3.50	2.66	0.67	(31.66)	1.24	2.89
Dividends per share(1)	0.52	0.48	0.12	—	0.25	0.50

($ in millions)	At December 31, 2004	At December 31, 2003	At December 31, 2002	At September 30, 2002	At September 30, 2001	At December 31, 2000
Balance Sheet Data
Finance Receivables	$35,048.2	$31,300.2	$27,621.3	$28,459.0	$31,879.4	$33,497.5
Reserve for credit losses	617.2	643.7	760.8	777.8	492.9	468.5
Operating lease equipment, net	8,290.9	7,615.5	6,704.6	6,567.4	6,402.8	7,190.6
Goodwill and intangible assets	596.5	487.7	400.9	402.0	6,569.5	1,971.5
Total assets	51,111.3	46,342.8	41,932.4	42,710.5	51,349.3	48,689.8
Commercial paper	4,210.9	4,173.9	4,974.6	4,654.2	8,869.2	9,063.5
Variable-rate bank credit facilities	—	—	2,118.0	4,037.4	—	—
Variable-rate senior notes	11,545.0	9,408.4	4,906.9	5,379.0	9,614.6	11,130.5
Fixed-rate senior notes	21,715.1	19,830.8	19,681.8	18,385.4	17,113.9	17,571.1
Preferred capital securities	253.8	255.5	257.2	257.7	260.0	250.0
Stockholders' equity	6,055.1	5,394.2	4,870.7	4,757.8	5,947.6	6,007.2

(1)	Net income (loss) and dividend per share calculations for the periods preceding September 30, 2002 are based on the number of common shares outstanding (basic and diluted of 211.6 million and 211.7 million, respectively) upon the completion of the July 2002 initial public offering.

(footnotes continued on next page)

(footnotes continued from previous page)

($ in millions)	At or for the Year Ended December 31, 2004	At or for the Year Ended December 31, 2003	At or for the Three Months Ended December 31, 2002	At or for the Year Ended September 30, 2002	At or for the Nine Months Ended September 30, 2001	At or for the Year Ended December 31, 2000
Selected Data and Ratios
Profitability
Net finance margin as a percentage of average earning assets (“AEA”)(1)	4.02%	3.71%	4.22%	4.57%	4.29%	3.56%
Ratio of earnings to fixed charges(2)	1.97	x	1.68	x	1.65	x	(7)	1.30	x	1.39	x
Other Operating Ratios
Salaries and general operating expenses as a percentage of average managed assets (“AMA”)(3)	2.20%	1.99%	2.10%	1.95%	2.05%	1.97%
Efficiency ratio(4)	42.6%	41.7%	38.6%	35.8%	41.5%	43.0%
Credit Quality
60+ days contractual delinquency as a percentage of finance receivables	1.73%	2.16%	3.63%	3.76%	3.46%	2.98%
Non-accrual loans as a percentage of finance receivables	1.31%	1.81%	3.43%	3.43%	2.67%	2.10%
Net credit losses as a percentage of average finance receivables	0.91%	1.77%	2.32%	1.67%	1.20%	0.71%
Reserve for credit losses as a percentage of finance receivables	1.76%	2.06%	2.75%	2.73%	1.55%	1.40%
Leverage
Tangible stockholders' equity(5) to managed assets(6)	10.7%	10.4%	10.4%	9.9%	8.6%	7.8%
Other
Total managed assets(6)	$53,470.6	$49,735.6	$46,357.1	$47,622.3	$50,877.1	$54,900.9
Employees	5,860	5,800	5,835	5,850	6,785	7,355

(1)	“AEA” means average earning assets, which is the average of finance receivables, operating lease equipment, finance receivables held for sale and certain investments, less credit balances of factoring clients.
(2)	For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of the Company and one-third of rent expense, which is deemed representative of an interest factor.
(3)	“AMA” means average managed assets, which is average earning assets plus the average of finance receivables previously securitized and still managed by us.
(4)	Efficiency ratio is the percentage of salaries and general operating expenses to operating margin, excluding the provision for credit losses.
(5)	Tangible stockholders' equity excludes goodwill and other intangible assets. Tangible stockholders' equity also excludes certain net unrealized gains/losses relating to derivative financial instruments and other investments, as these gains/losses are not necessarily indicative of amounts which will be realized.
(6)	“Managed assets” means assets previously securitized and still managed by us and include (i) financing and leasing assets, (ii) certain investments and (iii) off-balance sheet finance receivables.
(7)	Earnings were insufficient to cover fixed charges by $6,331.1 million for the year ended September 30, 2002. Earnings for the year ended September 30, 2002 included a non-cash goodwill impairment charge of $6,511.7 million in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The ratio of earnings to fixed charges included fixed charges of $1,497.2 million and a loss before provision for income taxes of $6,331.1 million resulting in a total loss provision for income taxes and fixed charges of $4,833.9 million.

SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN US GAAP AND IFRS

Principal differences between US GAAP and IFRS

      The Company has prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP), which differ in certain significant respects from International Financial Reporting Standards (IFRS). A description of relevant accounting principles which differ materially has been provided below.

      This summary should not be considered exhaustive. Investors must rely on their own examination of the Company and its financial information. Investors should consult their own professional advisors for an understanding of the differences between US GAAP and IFRS and how these differences might affect the financial information included or incorporated by reference herein. In addition, no attempt has been made to identify all classification, disclosure and presentation differences between US GAAP and IFRS that would affect the manner in which transactions and events are presented in the financial statements or notes thereto. No attempt has been made to identify future differences between US GAAP and IFRS as the result of prescribed changes in standards and regulations. In addition, regulatory bodies that promulgate US GAAP and IFRS have significant projects ongoing that could affect future comparisons between US GAAP and IFRS. Finally, no attempt has been made to identify all future differences between US GAAP and IFRS that may affect the Company's financial statements as a result of transactions or events that may occur in the future.

I. Presentation of Financial Statements

Components of Financial Statements

      IFRS requires two years of balance sheets, income statements, cash flow statements, changes in equity and accounting policy and notes to be included in the financial statements, whereas US GAAP requires three years for all public companies for all statements except the balance sheet.

Consolidation

      IFRS requires a parent entity to include all subsidiaries when preparing its consolidated financial statements. An exemption applies to a parent that is wholly owned, or if (i) the owners of the minority interests have been informed about, and do not object to, the parent not presenting consolidated financial statements, and the parent's securities are not publicly traded; (ii) it is not in the process of issuing securities in the public securities markets; and (iii) the immediate or ultimate parent publishes consolidated financial statements that comply with IFRS. If the parent has temporary control because the subsidiary was acquired for resale, it should be reclassified as held-for-sale.

      Under US GAAP, if a parent company has temporary control, consolidation is still required. Subsidiaries excluded from the consolidation are those for which control does not rest with the majority owner. Different measurement and classification rules apply.

Special Purpose Entities (SPEs)

      IFRS requires the consolidation of SPEs where the substance of the relationship indicates that the entity controls the SPE. Indicators of control arise where (i) the SPE conducts its activities on behalf of the entity, or (ii) the entity has the decision making power, or (iii) the entity has other rights to obtain the majority of the benefits of the SPE, or (iv) the entity has the majority of the residual ownership risks of the SPE, or of its assets.

      Under US GAAP, the consolidation of SPEs is required by the primary beneficiary when the SPE meets the definition of a variable interest entity (“VIE”) and the primary beneficiary has a variable interest in the entity that will cause it to absorb a majority of the VIEs expected losses, receive a majority of the VIEs residual returns, or both.

Statement of Recognized Gains and Losses

      IFRS requires disclosure of net profit and loss for the period, items recognized directly to equity, changes in accounting policy, corrections of errors and capital transactions with owners in a separate statement of changes in equity.

      US GAAP has a similar separate presentation called comprehensive income. Comprehensive income is composed of net income and other comprehensive income. Comprehensive income includes changes in equity that are not the result of transactions with owners.

II. Other Accounting and Reporting Topics

Segment reporting

      Under IFRS, segments are identified based on profile of risks and returns and internal reporting structure. Segments are reported as business or geographical segments, one as primary and the other as secondary, and also require the disclosure of the factors used in identifying the segments. Accounting policies used for measuring the segments are those adopted for the consolidated financial statements.

      US GAAP requires identification of segments based on internally reported operating segments. The operating segments are reported based on the way chief operating decision maker evaluates financial information. The factors used in identifying the reportable segments need not be disclosed. Accounting policies used for measuring reportable segments are those adopted for internal reporting purposes.

III. Revenue and Expense Recognition

Revenue recognition

      Under IFRS, revenue from the rendering of services must be recognized by reference to the state of completion of the transaction at the balance sheet date. Focus is placed on whether risk and rewards are transferred to the buyer.

      Under US GAAP, revenue is recognized when delivery has occurred or services have been rendered and collectibility is reasonably assured.

Employee share compensation

      IFRS requires an entity to measure the fair value of the employee services received by reference to the fair value of the equity instruments granted.

      Under US GAAP, entities have a choice of accounting methods for determining the costs of benefits arising from employee share compensation plans. They may either follow an intrinsic value method (market value of share minus exercise price) or a fair value method (option pricing model).

IV. Assets

Financial assets (including investments)

      IFRS requires an entity to consider impairment when there is an indicator of impairment, such as: the deterioration in the creditworthiness of a counterparty; an actual breach of contract; a high probability of bankruptcy; the disappearance of an active market for an asset, or in the case of an investment in an equity instrument, whether there has been a significant, or prolonged decline in the fair value of that investment below its cost.

      US GAAP requires the write-down of financial assets when an entity considers a decline in fair value to be 'other than temporary'. Indicators of impairment are: the financial health of the counterparty; whether the investor intends to hold the security for a sufficient period to permit recovery in value, the duration and extent that the market value has been below cost, and the prospects of a forecasted market price recovery.

      IFRS requires changes in value of available-for-sale debt securities, identified as reversals of previous impairment, to be recognized in the income statement. IFRS prohibits reversals of impairment on available-for-sale equity securities.

      Under US GAAP, market recoveries on available-for-sale debt securities are not recognized as they occur; rather the changes in market value are treated as a basis adjustment and amortized. US GAAP prohibits the reversal of an impairment charge on available-for-sale equity securities.

      IFRS allows assets to be derecognized when an entity's right to an assets cash flow expires or the rights to the asset's cash flows and substantially all of the risks and rewards of ownership are transferred. If substantially all of the risks and rewards of the asset are neither transferred nor retained but if control has been transferred, the asset is derecognized.

      Under US GAAP, an entity first determines whether it has surrendered control over the financial asset. If the entity no longer has control, the asset can be derecognized. In certain circumstances, legal isolation is a necessary condition for derecognition.

Derivatives

      Hedge accounting is permitted under IFRS, provided that an entity meets stringent qualifying criteria in relation to documentation and hedge effectiveness. A hedge qualifies for hedge accounting if the expectation is that changes in fair values or cash flows of the hedged item are highly effective in offsetting changes in the fair value or cash flows of the hedging instrument (‘prospective’ test) and ‘actual’ results are within a range of 80% to 125% (‘retrospective’ test).

      Hedge accounting principles under US GAAP are similar to those of IFRS. In addition, US GAAP also allows, assuming stringent conditions are met, a ‘short cut’ method that assumes perfect effectiveness for certain hedge relationships involving interest rate swaps.

Tangible long-lived assets

      Under IFRS an entity is permitted to revalue long lived assets so that the carrying value approximates fair value (revaluation surplus is recorded in equity). Regular revaluations are required. Where the carrying amount of an asset is greater than its estimated net realizable value, it is written down immediately to its recoverable amount. The recoverable amount is the higher of an asset's net selling price and its value in use based on discounted cash flows. The impairment loss may be offset against revaluation surpluses; any unrecovered deficit must be accounted for in the income statement. A reversal of impairment loss is allowed when there has been a change in economic conditions or expected use of the asset.

      US GAAP is similar to IFRS except that revaluation to the fair value of long lived assets is not permitted. Consistent with IFRS, impairment testing is performed whenever events or changes in circumstances suggest the carrying value of an asset not recoverable. Long lived assets are tested for impairment by comparing the carrying value of the asset to the gross undiscounted cash flows expected to arise from the eventual disposition of the asset. Should this test result in a carrying value that is in excess of the sum of the gross undiscounted cash flows, US GAAP requires the carrying value to be compared to the assets fair value. Any resulting excess of carrying value over fair value is reported as an impairment charge in the income statement in the period in which the impairment occurred. Reversals of impairment losses are not allowed.

Leases

      Under US GAAP, several indicators exist for classification as finance lease. The amount due from a lessee under a finance lease is to be recognized as a receivable at the amount of the net investment in the lease. At any point in time, this will comprise the total of the future minimum lease payments less gross earnings allocated to future periods.

      Under IFRS, same classification criteria as for US GAAP apply. In addition to these, if the leased assets are of a specialized nature such that only the lessee can use them without major modification, it is an indicator of a finance lease under IFRS. In addition to the recognition principles laid out in the US GAAP, under IFRS, minimum lease payments for a lessor include guarantees from a third party related to the leased assets under IFRS. US GAAP excludes these guarantees.

      US GAAP requires the lessor to record his investment in a leveraged lease net of the nonrecourse debt. The investment in leveraged leases less deferred taxes arising from differences between pre-tax accounting income and taxable income shall represent the lessor's net investment in leveraged leases for purposes of computing periodic net income from the lease.

      There is no specific guidance under IFRS on leveraged leases and, therefore, the accounting is determined based on the facts and circumstances in each case.

Goodwill and intangible assets

      In determining the impairment of goodwill, IFRS takes a one step approach were the recoverable amount of a cash generating unit is compared to its carrying amount. If the impairment loss exceeds the book value of goodwill, allocation must be made on a pro rata basis.

      The impairment test under US GAAP is a two step approach at the reporting unit level (typically one level below an operating segment). The fair value and the carrying amount of a reporting unit are first compared. If the fair value of the reporting unit is less than the carrying amount, goodwill is considered to be impaired. The goodwill impairment is measured as the excess of the carrying amount of goodwill over its implied fair value (fair value allocated to the various assets and liabilities included in the reporting unit).

      IFRS requires an enterprise to recognize an intangible asset at cost if, and only if, it is probable that the future economic benefits that are attributable to the asset will flow to the enterprise; and the cost of the asset can be measured reliably. If both these criteria are not met, the expenditure should be expensed as incurred.

      Under US GAAP, an intangible asset that is acquired (other than in a business combination) is initially recognized and measured at its fair value. In a business combination, an intangible asset can be recognized separately from goodwill only if it meets the contractual-legal or separability criteria.

V. Liabilities, Contingencies and Commitments

Liability/provision

      Under IFRS, a liability is accrued if it is probable that future sacrifices of economic benefits will be made arising from present obligations as a result of past transactions or events and the amount can be reasonably estimated.

      US GAAP has similar rules as IFRS, except that US GAAP uses guidelines of ‘more likely than not' which conveys a lower threshold than ‘probable’.

Deferred taxes

      Under IFRS, a deferred tax asset must be recognized if it is probable that sufficient taxable profit will be available against which the temporary difference can be utilized.

      US GAAP is similar to IFRS except that a deferred tax asset is recognized in full, but if it is more likely than not that some or all of the deferred tax assets will not be realized, a valuation allowance is established.

DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS OF CIT GROUP INC.(1)

Board of Directors

Present members of the Board of Directors and their principal occupations are:

Jeffrey M. Peek Chairman and Chief Executive Officer of CIT
Gary C. Butler President and Chief Operating Officer of Automatic Data Processing, Inc.
William A. Farlinger Chairman of Ontario Power Generation Inc.
William M. Freeman Chief Executive Officer of Cricket Communications, Inc.
Hon. Thomas H. Kean President of Drew University and Former Governor of New Jersey
Marianne Miller Parrs Executive Vice President of International Paper Company
Timothy M. Ring Chairman and Chief Executive Officer of C.F. Bard, Inc.
John R. Ryan President of Maritime College, State University of New York
Peter J. Tobin Special Assistant to the President of St. John's University
Lois M. Van Deusen Managing Partner of McCarter & English, LLP

Principal Executive Officers

Current principal executive officers of CIT are:

Jeffrey M. Peek Chairman and Chief Executive Officer
Thomas B. Hallman Vice Chairman, Specialty Finance
Robert J. Ingato Executive Vice President, General Counsel and Secretary
Joseph M. Leone Vice Chairman, Chief Financial Officer
Lawrence A. Marsiello Vice Chairman, Chief Lending Officer
Frederick E. Wolfert Vice Chairman, Commercial Finance
Walter J. Owens Executive Vice President and Chief Sales and Marketing Officer
William J. Taylor Executive Vice President, Controller and Chief Accounting Officer

There are no conflicts of interest between CIT and its directors and principal executive officers described above.

(1)	The business address of all directors and principal executive officers is 1211 Avenue of the Americas, New York, New York 10036.

DESCRIPTION OF THE NOTES

General

      In order to issue notes in the U.S. public markets, an issuer typically enters into an agreement, referred to as an indenture, with a banking institution or similar entity organized under the laws of the United States or of any individual state. The notes offered hereby will be issued pursuant to an indenture to be entered into between us and J.P. Morgan Trust Company, National Association, as trustee.

      This prospectus supplement summarizes certain terms of the notes. If you want to know more about the terms of any of the notes, you should refer to the indenture under which the notes will be issued. We have filed as an exhibit to our shelf registration statement filed with the SEC (File No. 333-119172) or incorporated by reference, the relevant indenture pursuant to which the notes will be issued. If we use a capitalized term in this prospectus supplement that is not defined, that term will have the same meaning as in the prospectus and/or the applicable indenture.

      Ranking—Senior Notes; Senior Subordinated Notes. The notes will be unsecured obligations of CIT and will be either senior debt or senior subordinated debt, as specified in the applicable pricing supplement. We will issue the Senior Notes as one or more separate, unlimited series of debt securities constituting superior indebtedness under one or more indentures (each, a “Senior Indenture,” and collectively, the “Senior Indentures”). Each of the Senior Indentures will be entered into between us and the trustee (each, a “Senior Trustee,” and collectively, the “Senior Trustees”). The Senior Notes will be senior debt securities as described in the prospectus. The Senior Notes will have the same rank as all of our other senior debt securities. See “Description of Debt Securities” in the prospectus.

      We will issue the Senior Subordinated Notes as one or more separate, unlimited series of debt securities constituting senior subordinated indebtedness under one or more indentures (each, a “Senior Subordinated Indenture,” and collectively, the “Senior Subordinated Indentures”). Each of the Senior Subordinated Indentures will be entered into between us and the trustee (each, a “Senior Subordinated Trustee,” and collectively, the “Senior Subordinated Trustees”). The Senior Subordinated Notes will constitute senior subordinated debt securities, as described in the prospectus. The Senior Subordinated Notes will have the same rank as all of our other senior subordinated debt securities, but will be subordinate to our Senior Notes. See “Description of Debt Securities—Subordination” in the prospectus.

      The Senior Indentures and the Senior Subordinated Indentures are collectively referred to herein as the “Indentures.” The Senior Trustees and Senior Subordinated Trustees are collectively referred to herein as the “Trustees.”

      Unless the pricing supplement specifies to the contrary, with respect to each separate series of notes issued under the Indentures, the Trustee will serve as securities registrar, paying agent, transfer agent and authenticating agent (in each such capacity, the “Registrar,” “Paying Agent,” “Transfer Agent” and “Authenticating Agent”), and may act as exchange rate agent (in such capacity, the “Exchange Rate Agent”).

      None of the Senior Indentures limits the amount of notes that may be issued under each such Senior Indenture, but the Senior Subordinated Indentures may limit the amount of debt securities that we may issue. See “Description of Debt Securities—Negative Pledge” in the prospectus for a description of restrictions on our ability to issue Senior Subordinated Notes.

      Governing Law. The notes are governed by, and are to be construed in accordance with, the laws of the State of New York and of the United States, applicable to agreements made and to be performed wholly within those jurisdictions.

      Meeting of Noteholders. The Indentures contain provisions for calling meetings of the holders of the notes and other debt securities issued pursuant to the Indentures to consider matters affecting their interests, including, without limitation, the modification of the terms of the notes or the waiver of any default under the terms of the notes or the Indentures. CIT or the holders of at least 10% in aggregate principal amount of the notes then outstanding of any series or all series may request that the Trustee call a meeting of the holders of the notes of that series or all series, respectively. The quorum for any meeting of the holders of the notes is the presence of the holders of notes who are entitled to vote a majority in aggregate principal amount of each relevant series of notes at the time outstanding. A resolution passed at a duly called and constituted meeting of debt securityholders will be binding on the holders of all debt securities issued pursuant to the Indentures, whether or not they are present at the meeting.

      Replacement of Notes. If any mutilated note is surrendered to the Trustee, we will execute and the Trustee will authenticate and deliver in exchange for such mutilated note a new note of the same series and principal amount. If the Trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any note and such security or indemnity as may be required by them, then we shall execute and the Trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new note of the same series and principal amount. All expenses (including counsel fees and expenses) associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen note.

      Notices. All notices to redeem notes and all other communications to holders of notes that are registered with and held by The Depository Trust Company, New York, New York (the “Depositary”), or its nominee will be sent to the Depositary or its nominee and the Depositary will communicate such notices to its participants in accordance with its standard procedures. In the case of notes held by investors through Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear S.A./N.V., as operator of the Euroclear System (“Euroclear”), notices will be sent to Clearstream and Euroclear, as appropriate, for communication with their participants in accordance with their standard procedures.

      In addition to the foregoing (for so long as the notes are listed on the London Stock Exchange and the rules of such stock exchange so require), notices to redeem notes and all other communications to holders of notes will be published in a leading daily newspaper with general circulation in London (which is expected to be the Financial Times).

      Neither the failure to give notice nor any defect in any notice given to any particular holder of a note will affect the sufficiency of any notice with respect to other notes.

      Reopening of Issue. We may, from time to time, without the consent of existing note holders, reopen an issue of notes and issue additional notes with the same terms (including maturity and interest payment terms) as notes issued on an earlier date, except for the issue date, issue price and the first payment of interest. After such additional notes are issued, they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

      Maturity. Each note will mature nine months or more from the date of issue, as determined by agreement between the Agents and us. We will specify the maturity date of each note on the face of that note and in the pricing supplement.

      Interest Rates. The notes may bear interest at:

•	a fixed rate; or

•	a floating rate, which may be based on one of the following rates (see “Description of the Notes—Interest Rates—Floating Rate Notes” for a further description of each of these floating rates):

•	Federal Funds Rate (a note issued with this rate is a “Federal Funds Rate Note”);

•	LIBOR (a note issued with this rate is a “LIBOR Note”);

•	EURIBOR (a note issued with this rate is a “EURIBOR Note”);

•	Prime Rate (a note issued with this rate is a “Prime Rate Note”);

•	Treasury Rate (a note issued with this rate is a “Treasury Rate Note”); and

•	a rate as otherwise specified in the pricing supplement.

      We will compute interest on floating rate notes by referring to an interest rate index, often adjusted by a Spread or Spread Multiplier. Interest on floating rate notes may be adjusted periodically with changes in the underlying interest rate index. See “Interest Rates” below for definitions of “Spread” and “Spread Multiplier.”

      We may issue notes at prices less than their stated principal amount. Certain of these discounted notes will be considered Original Issue Discount Notes (as defined below under “Description of the Notes—Interest Rates”). Original Issue Discount Notes may or may not bear periodic interest. For a discussion of the U.S. federal income tax consequences relating to Original Issue Discount Notes, see “Material U.S. Federal Income Tax Consequences” below.

      Denomination; Book-Entry System; Calculations. Unless the pricing supplement specifies otherwise, the notes will be denominated in U.S. dollars and we will make all payments on the notes in U.S. dollars. Unless the pricing supplement specifies otherwise, we will issue U.S. dollar notes in a minimum denomination of U.S. $1,000 and integral multiples of U.S. $1,000 for higher amounts. The minimum denomination of notes to be either (i) admitted to trading on a regulated market within the European Economic Area within the meaning of the Investment Services Directive or (ii) offered to the public in a Member State of the European Economic Area in circumstances which would require the publication of a prospectus under Directive 2003/71/EC (the “Prospectus Directive”) will be at least €50,000 (or equivalent in another currency). However, we may specify notes in the pricing supplement that we will denominate in another currency or currency unit. We will offer the notes at an aggregate initial offering price of up to U.S. $15,000,000,000 or the equivalent thereof in other currency or currency units. See “Special Provisions Relating to Foreign Currency Notes—Payment Currency.” For information on the exchange rate we will use for non-U.S. dollar notes, see “Special Provisions Relating to Foreign Currency Notes—Payment Currency.”

      Unless the pricing supplement specifies otherwise, we will issue each note in fully registered form without coupons. We will not issue notes under this prospectus supplement in bearer form. Unless the pricing supplement specifies otherwise and except for non-U.S. dollar notes, the notes will be represented by one or more permanent global notes registered in the name of the Depositary, or its nominee, as described below. Subject to the Depositary's requirements, a single global note will represent all notes issued on the same day and having the same terms. The Paying Agent will make all payments on notes represented by a global note to the Depositary. See “Description of the Notes—Book-Entry System.”

      “Business Day” is a day other than a Saturday or Sunday and means:

•	with respect to notes denominated in U.S. dollars (other than LIBOR Notes), any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in the City of New York;

•	with respect to notes denominated in a currency other than U.S. dollars or Euros, any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in either the City of New York or the principal financial center of the country of such currency;

•	with respect to notes denominated in Euros and EURIBOR Notes, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and

•	with respect to LIBOR Notes, any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in the City of New York and that is also a London Business Day.

      Unless the pricing supplement specifies otherwise, the Trustee will be the “Calculation Agent” with regard to the notes. As used in this prospectus supplement, “Calculation Date” means, with respect to any floating rate note and, where applicable, certain other notes, the earlier of:

•	the Business Day immediately preceding the applicable day on which interest is payable on the note, the date on which the note will mature (the “Maturity Date”) or the date of redemption or repayment, as the case may be; or

•	the fifth Business Day after an Interest Determination Date (as defined below) relating to the note.

      “Index Maturity” means the period to maturity used in the interest rate index on which the interest rate for any floating rate note is based.

      “Interest Determination Date” means, for any Interest Reset Date (as defined in “Description of the Notes—Interest Rates—Floating Rate Notes”), the date for determining the rate of interest that will take effect on the Interest Reset Date.

      “Interest Payment Date” means a day on which interest is payable on the notes.

      “Interest Rate” means, at any given time, the rate per annum at which the notes bear interest.

      “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      Unless the pricing supplement specifies otherwise, we will round all percentages resulting from any calculation of the rate of interest on floating rate notes, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)). We will round all U.S. dollar amounts used in or resulting from that calculation to the nearest cent (with one-half cent being rounded upward). In the case of floating rate notes denominated in currency or currency units other than U.S. dollars, we will round all amounts used in or resulting from that calculation to the smallest whole unit of that other currency or currency unit.

      Pricing Supplement. The pricing supplement relating to each note will describe or specify, among other things, the following terms:

•	if the note is not denominated in U.S. dollars, the Specified Currency in which the note is denominated;

•	whether the note is a fixed rate note or a floating rate note;

•	the price (which may be expressed as a percentage of the aggregate principal amount thereof) at which we will issue the note;

•	the Maturity Date;

•	if the note is a fixed rate note, the Interest Rate, if any, for the note;

•	if the note is a floating rate note, the Initial Interest Rate, the Interest Determination Date, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any, and any other terms relating to the particular method of calculating the Interest Rate for the note (see “Description of the Notes—Interest Rates” for an explanation of the terms relating to floating rate notes);

•	any provisions relating to redemption or repayment of the note not otherwise described in this prospectus supplement;

•	whether the note is a Senior Note or a Senior Subordinated Note and, if a Senior Subordinated Note, whether the holders or a Trustee of the note may accelerate the maturity of the note only in the event of certain circumstances related to our insolvency;

•	any provisions relating to extensions of the note;

•	the date on which the note will be issued (the “Issue Date”);

•	whether the note is a global note or a certificated note;

•	the Trustee, Registrar, Paying Agent and Authenticating Agent under the Indenture pursuant to which the note is to be issued;

•	whether the note will be listed on the London Stock Exchange or on any other exchange; and

•	any other terms of the note not inconsistent with the provisions of the applicable Indenture.

Payment and Paying Agents

      Unless the pricing supplement specifies otherwise, either we or the Paying Agent will make all payments on each note which are to be made in U.S. dollars (including payments which are to be made in U.S. dollars for Foreign Currency Notes) in the manner described below. For a description of special provisions relating to payments on a Foreign Currency Note to be made in a Specified Currency, see “Special Provisions Relating to Foreign Currency Notes—Payment of Principal and Interest.”

      Unless the pricing supplement specifies otherwise, either we or the Paying Agent will pay interest on fixed rate notes semi-annually on each Interest Payment Date and at maturity (or, if applicable, upon redemption or repayment). Unless the pricing supplement specifies otherwise, either we or the Paying Agent will pay interest on the floating rate notes on the Interest Payment Dates set forth below and at maturity (or, if applicable, upon redemption or repayment).

      Either we or the Paying Agent will pay interest on each Interest Payment Date to the person in whose name the note is registered on the registry books of the Registrar at the close of business on the applicable record date (a “Record Date”) next preceding each Interest Payment Date. However, either we or the Paying Agent will pay interest at maturity (whether or not the maturity date is an Interest Payment Date) or upon earlier redemption or repayment to the person to whom principal shall be payable. Unless otherwise specified in a pricing supplement, if a note is originally issued between a Record Date and an Interest Payment Date, then either we or the Paying Agent will pay the first payment of interest on that note to the holder of record for the first Interest Payment Date.

      Either we or the Paying Agent will pay interest on each note (other than global notes and Foreign Currency Notes and other than interest payable to the holder thereof, if any, on the Maturity Date or upon earlier redemption or repayment) by check mailed to the person in whose name the note is registered at the close of business on the applicable Record Date. Except as provided below, either we or the Paying Agent will make all payments due on the Maturity Date, or upon earlier redemption or repayment, in immediately available funds upon surrender of the note at the corporate trust office of the Paying Agent in the Borough of Manhattan, the City of New York.

      If the Paying Agent makes a payment on an Interest Payment Date (other than interest payable to the holder thereof, if any, on the Maturity Date or upon earlier redemption or repayment), and if the Paying Agent receives a written request to make payment by wire transfer from a holder of U.S. $1,000,000 or more (or its equivalent in the Specified Currency) in aggregate principal amount of the notes not later than the close of business on the Record Date pertaining to that Interest Payment Date, the Paying Agent will, subject to applicable laws and regulations, until it receives notice to the contrary, make all U.S. dollar payments to this holder by wire transfer to the account designated in such written request.

      If the Paying Agent makes a payment on the Maturity Date or the date of redemption or repayment, if any, and if the Paying Agent receives a written request to make payment by wire transfer from a holder of U.S. $1,000,000 or more (or its equivalent in the Specified Currency, if other than U.S. dollars) in aggregate principal amount of the notes not later than the close of business on the fifteenth day prior to the Maturity Date or the date of redemption or repayment, if any, the Paying Agent will make all U.S. dollar payments to the holder by wire transfer to the account designated in the holder's written request. However, the Paying Agent may only make these wire transfer payments subject to applicable laws and regulations, and only after surrender of the note or notes in the Borough of Manhattan, the City of New York, not later than one Business Day prior to the Maturity Date or the date of redemption or repayment, as the case may be.

      Unless the pricing supplement specifies otherwise, the Paying Agent will make all payments on notes represented by a permanent global note registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global note representing the notes.

      We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.

Interest Rates

      Each note, except Zero-Coupon Notes (as defined in “—Fixed Rate Notes” below), will bear interest from its Issue Date at the fixed rate per annum, or at the floating rate per annum determined pursuant to the interest rate formula, stated in the note and in the pricing supplement. We may change Interest Rates from time to time, but no change will affect any notes theretofore issued or as to which we have accepted an offer. Interest Rates we may offer with respect to the notes may differ among different series of debt securities which we offer within a short time frame depending upon, among other things, changes in overall economic or market conditions or differences in the aggregate principal amount of notes purchased by each investor in different series of debt securities.

      The Interest Rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Fixed Rate Notes

      Each fixed rate note, except Zero-Coupon Notes, will bear interest from the Issue Date at the annual fixed interest rate stated in the note and in the pricing supplement. Interest on the Fixed Rate Notes, except Zero-Coupon Notes, will be payable on the Interest Payment Dates specified in the note and in the pricing supplement. Unless the pricing supplement specifies otherwise, the Interest Payment Dates for interest on the fixed rate notes will be January 15 and July 15 of each year and on the Maturity Date or upon earlier redemption or repayment. Unless the pricing supplement specifies otherwise, the Record Dates for the fixed rate notes will be the fifteenth calendar day next preceding each Interest Payment Date.

      Unless the pricing supplement specifies otherwise, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      If an Interest Payment Date or the Maturity Date (or the date of redemption or repayment) with respect to a fixed rate note falls on a day which is not a Business Day, the payment will be made on the next Business Day as if it were made on the date this payment was due, and no additional interest will accrue as a result of this delayed payment.

      Interest payments on each fixed rate note will include the amount of interest accrued from and including the last Interest Payment Date to which interest has been paid (or from and including the Issue Date if no interest has been paid with respect to the note) to, but excluding, the applicable Interest Payment Date, or Maturity Date, as the case may be.

      We may issue notes at prices less than their stated principal amount (“Discounted Notes”). Certain of the Discounted Notes may bear no interest (“Zero-Coupon Notes”), and certain of the Discounted Notes may bear interest at a rate which at the time of issuance is below market rates. Unless the pricing supplement specifies otherwise, upon the redemption, repayment, or acceleration of the maturity of these Discounted Notes, an amount less than the principal amount of the Discounted Note will become due and payable. For United States federal income tax purposes, certain of the Discounted Notes would be considered original issue discount notes (“Original Issue Discount Notes”). Certain information concerning United States federal income tax aspects of Zero-Coupon Notes or Original Issue Discount Notes is set forth elsewhere in this prospectus supplement and may be set forth in the pricing supplement.

Floating Rate Notes

      Unless the pricing supplement specifies otherwise, we will issue floating rate notes as described below. Each floating rate note will bear interest from the Issue Date at the floating rate per annum determined pursuant to the interest rate formula specified in the note and in the pricing supplement. Unless the pricing supplement specifies otherwise, the Interest Rate on each floating rate note will be equal to:

•	an interest rate determined by reference to the interest rate index specified in the pricing supplement plus or minus the Spread, if any, and/or

•	an interest rate calculated by reference to the interest rate index specified in the pricing supplement multiplied by the Spread Multiplier, if any.

      The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified in the pricing supplement as an adjustment to the Interest Rate for a floating rate note. The “Spread Multiplier” is the factor specified in the pricing supplement as an adjustment to the Interest Rate for a floating rate note.

      Any floating rate note may also have either or both of the following terms:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period (the “Maximum Interest Rate”); and

•	a minimum limitation, or floor, on the rate of interest which may accrue during any interest period (the “Minimum Interest Rate”).

      The pricing supplement for a floating rate note will specify the interest rate index and the Spread or Spread Multiplier, if any, or other interest rate formula and the Maximum or Minimum Interest Rate, if any.

      Unless otherwise specified in the note and in the pricing supplement, either we or the Paying Agent will pay interest on floating rate notes at maturity, upon earlier redemption or repayment, if applicable, and on the following Interest Payment Dates:

•	in the case of notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the note and the pricing supplement;

•	in the case of notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year;

•	in the case of notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified in the note and the pricing supplement; and

•	in the case of notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the note and the pricing supplement.

      We will calculate interest payments on each floating rate note to include the amount of interest accrued from and including the last Interest Payment Date to which interest has been paid (or from and including the Issue Date if no interest has been paid with respect to the note) to, but excluding, the applicable Interest Payment Date, or Maturity Date, as the case may be.

      The Record Dates for the floating rate notes shall be the fifteenth calendar day next preceding each Interest Payment Date.

      The Calculation Agent will compute interest on floating rate notes in the manner set forth below.

      If any Interest Payment Date for any floating rate note (other than the Maturity Date or the date of redemption or repayment) would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following day which is a Business Day, except that in the case of a LIBOR Note, if this Business Day falls in the next succeeding calendar month, then the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date (or the date of redemption or repayment) of a floating rate note falls on a day which is not a Business Day, then we will make the required payment of principal, premium, if any, and/or interest on the following day which is a Business Day as if it were made on the date this payment was due, and no interest shall accrue as a result of this delayed payment.

      We will calculate accrued interest on a floating rate note by adding the Interest Factors (as defined below) calculated for each day in the period for which we are calculating accrued interest. We will compute the “Interest Factor” for each day by multiplying the face amount of the floating rate note by the Interest Rate applicable to the day and dividing the product thereof by 360, or, in the case of any Treasury Rate Note, by the actual number of days in the year.

      We will reset the rate of interest on each floating rate note daily, weekly, monthly, quarterly, semiannually or annually (the first date on which the reset interest rate becomes effective, being an “Interest Reset Date”), as specified in the note and the pricing supplement. Unless otherwise specified in the note and the pricing supplement, the Interest Reset Date will be:

•	in the case of floating rate notes which reset daily, each Business Day;

•	in the case of floating rate notes which reset weekly (other than Treasury Rate Notes), the Wednesday of each week;

•	in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week;

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month;

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;

•	in the case of floating rate notes which reset semiannually, the third Wednesday of two months of each year; and

•	in the case of floating rate notes which reset annually, the third Wednesday of one month of each year.

      If any Interest Reset Date for any floating rate note is not a Business Day, the Interest Reset Date for that floating rate note shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if the next succeeding Business Day is in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day.

      With respect to determining the Interest Determination Date, unless the pricing supplement specifies to the contrary:

•	the Interest Determination Date for a Federal Funds Rate Note or Prime Rate Note is the second Business Day before the Interest Reset Date;

•	the Interest Determination Date for a LIBOR Note is the second London Business Day before the Interest Reset Date:

•	the Interest Determination Date for a EURIBOR Note is the second TARGET Business Day before the Interest Reset Date; and

•	the Interest Determination Date for a Treasury Rate Note is the day of the week in which such Interest Reset Date falls on which direct obligations of the United States (“Treasury Bills”) would normally be auctioned. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. The auction, however, may be held on the preceding Friday. If so, that Friday will be the Interest Determination Date for the Interest Reset Date occurring in the next week.

      Unless the pricing supplement specifies otherwise, the Interest Rate determined with respect to any Interest Determination Date for any floating rate note will become effective on and as of the next succeeding Interest Reset Date. However, the Interest Rate in effect with respect to any floating rate note for the period from the Issue Date to the first Interest Reset Date will be the “Initial Interest Rate” as specified in the pricing supplement. The Interest Rate for a floating rate note will be applicable from and including the Interest Reset Date to which it relates to but not including the next Interest Reset Date or until the Maturity Date, as the case may be.

      The Calculation Agent will determine the Interest Rate for a floating rate note on an Interest Determination Date in accordance with the provisions below. The Calculation Agent will, upon the request of the holder of any floating rate note and to the extent available, provide the Interest Rate then in effect for the note and, if different, the Interest Rate to be in effect as a result of a determination made on the most recent Interest Determination Date with respect to the note. With respect to floating rate notes listed on the London Stock Exchange, promptly following each Interest Determination Date, the Calculation Agent will notify the London Stock Exchange of the Interest Rate for the next succeeding interest period and the amount of interest payable on the next Interest Payment Date. The Calculation Agent will provide such notice to the London Stock Exchange by the first day of the next succeeding interest period.

LIBOR Notes

      Each LIBOR Note will bear interest at a rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the note and in the pricing supplement.

      Unless the pricing supplement specifies otherwise, the Calculation Agent will determine LIBOR with respect to any Interest Reset Date according to the method specified in the note and the pricing supplement, in accordance with the following provisions:

•	if “LIBOR Telerate” is specified as the reporting service in the pricing supplement, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity designated in the pricing supplement, commencing on the second London Business Day immediately following the Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date; and

•	if “LIBOR Reuters” is specified as the reporting service in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in U.S. dollars having the Index Maturity designated in the pricing supplement, commencing on the second London Business Day immediately following such Interest Determination Date, that appear (or, if only a single rate is required, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, provided that at least two such offered rates appear.

      If, the Rate Index is “LIBOR Reuters,” and fewer than two offered rates appear, or LIBOR Reuters is not available, or if the Rate Index is “LIBOR Telerate” and no rate appears, or LIBOR Telerate is not available, then we will determine LIBOR as follows:

•	The Calculation Agent will select the principal London offices of four major banks in the London interbank market, and will request each bank to provide its offered quotation for deposits in U.S. dollars for the period of the Index Maturity designated in the pricing supplement, commencing on the second London Business Day immediately following the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in the Index Currency in the market at that time.

•	If at least two of these banks provide a quotation, the Calculation Agent will compute LIBOR on the Interest Determination Date as the arithmetic mean of the quotations.

•	If fewer than two of these banks provide a quotation, the Calculation Agent will select three major banks in the City of New York to provide a rate quote. The Calculation Agent will compute LIBOR on the Interest Determination Date as the arithmetic mean of these quoted rates at approximately 3:00 p.m., New York City time, on the Interest Determination Date in U.S. dollars for loans to leading European banks, having the Index Maturity designated in the pricing supplement commencing on the second London Business Day immediately following the Interest Determination Date and in a principal amount that is representative for a single transaction in the market at that time.

•	If none of these banks provides a quotation as mentioned, the rate of interest will be the same as that in effect on the Interest Determination Date.

      The “Designated LIBOR Page” means (i) if “LIBOR Telerate” is specified in the pricing supplement, the display on Moneyline Telerate (or any successor service) on the page specified in the pricing supplement (or any other page as may replace this page on that service) for the purpose of displaying the London interbank offered rates of major banks or (ii) if “LIBOR Reuters” is specified in the pricing supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in the pricing supplement (or any other page as may replace this page on that service) for the purpose of displaying the London interbank offered rates of major banks.

      If neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

EURIBOR Notes

      Each EURIBOR Note will bear interest at a rate calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any, specified in the note and in the pricing supplement.

      Unless the pricing supplement specifies otherwise, EURIBOR means with respect to any Interest Reset Date, a base rate equal to the interest rate for deposits in Euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in accordance with the following provisions:

•	EURIBOR will be the rate for deposits in Euros having the Index Maturity designated in the pricing supplement, commencing on the second TARGET Business Day immediately following the Interest Determination Date, that appears on the display on Moneyline Telerate (or any successor service) on page 248 (or any other page as may replace this page on that service) (“Telerate Page 248”) as of 11:00 a.m., Brussels time, on that Interest Determination Date.

      If the rate described above does not appear on Telerate Page 248, then we will determine EURIBOR as follows:

•	The Calculation Agent will select the principal Euro-zone offices of four major banks in the Euro-zone interbank market, and will request each bank to provide its offered quotation for deposits in Euros for the period of the Index Maturity designated in the pricing supplement, commencing on the Interest Determination Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in the Index Currency in the market at that time.

•	If at least two of these banks provide a quotation, the Calculation Agent will compute EURIBOR on the Interest Determination Date as the arithmetic mean of the quotations.

•	If fewer than two of these banks provide a quotation, the Calculation Agent will select three major banks in the Euro-zone to provide a rate quote. The Calculation Agent will compute EURIBOR on the Interest Determination Date as the arithmetic mean of these quoted rates at approximately 11:00 a.m., Brussels time, on the Interest Determination Date for loans of Euros, having the Index Maturity designated in the pricing supplement commencing on the Interest Determination Date and in a principal amount that is representative for a single transaction in the market at that time.

•	If fewer than three of these banks provides a quotation as mentioned, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

      Each Treasury Rate Note will bear interest at the rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the note and the pricing supplement.

      Unless the pricing supplement specifies otherwise, “Treasury Rate” means the rate for the auction held on the Interest Determination Date of Treasury Bills having the Index Maturity specified in the pricing supplement as that rate appears on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace this page on that service) (“Telerate Page 56”) or page 57 (or any other page which replaces this page on that service) (“Telerate Page 57”) under the heading “INVESTMENT RATE.”

      If the rate cannot be set as described above, the Calculation Agent will use the following methods in succession:

•	If the rate is not published as described above by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the auction average rate of Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) as otherwise announced by the United States Department of Treasury.

•	In the event that the auction rate of Treasury Bills having the Index Maturity specified in the pricing supplement is not published by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) on the Interest Determination Date of Treasury Bills having the Index Maturity specified in the pricing supplement as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Interest Determination Date of Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary U.S. government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the applicable Index Maturity.

•	If fewer than three of the dealers are quoting as mentioned, then the rate of interest will be the same as that in effect on that Interest Determination Date.

      “H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication as published weekly by the Board of Governors of the Federal Reserve System.

      “H.15 Daily Update” means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes

      Each Federal Funds Rate Note will bear interest at the rate calculated using the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the note and the pricing supplement.

      Unless the pricing supplement specifies otherwise, “Federal Funds Rate” means, for an Interest Determination Date, the rate with respect to that date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace this page on that service) (“Telerate Page 120”).

      If the rate cannot be set as described above, the Calculation Agent will use the following methods in succession:

•	If the rate does not appear on Telerate Page 120 or is not yet published by 3:00 p.m. New York City time, on the Calculation Date, then the Federal Funds Rate will be the rate with respect to the Interest Determination Date as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate under the heading “Federal Funds (Effective).”

•	If the rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Federal Funds Rate with respect to the Interest Determination Date will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the business day following that Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent.

•	If fewer than three brokers are quoting as mentioned, then the rate of interest will be the same as that in effect on that Interest Determination Date.

Prime Rate Notes

      Each Prime Rate Note will bear interest at the rate calculated using the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the note and the pricing supplement.

      Unless the pricing supplement specifies otherwise, “Prime Rate” means, with respect to an Interest Determination Date, the rate set forth on that date in H.15(519) under the heading “Bank Prime Loan” or if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Interest Determination Date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan.”

      If the rate cannot be set as described above, the Calculation Agent will use the following methods in succession:

•	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME 1 Page (as defined below) as a bank's publicly announced prime rate or base lending rate in effect as of 3:00 p.m., New York City time, for that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Screen USPRIME 1 Page on that date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted by three major banks in the City of New York selected by the Calculation Agent on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Interest Determination Date.

•	If fewer than three banks are quoting as mentioned, then the rate of interest will be the same as that in effect on the Interest Determination Date.

      “Reuters Screen USPRIME 1 Page” means the display page designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Foreign Currency, Currency Indexed and Other Indexed Notes

      We may, from time to time, offer Foreign Currency Notes. See “Special Provisions Relating to Foreign Currency Notes” and “Foreign Currency Risks.”

      We may, from time to time, offer notes (“Currency Indexed Notes”) of which the principal amount payable on the Maturity Date (or upon earlier redemption or repayment) and/or interest thereon will be determined with reference to the exchange rate of a Specified Currency relative to another currency or composite currency (the “Indexed Currency”) or to a currency index (the “Currency Index”). Holders of these notes may receive a principal amount on the Maturity Date or upon earlier redemption or repayment that is greater than or less than the face amount of these notes depending upon the relative value at maturity of the Specified Currency compared to the Indexed Currency or Currency Index.

      The pricing supplement will describe the Foreign Currency Notes, the Currency Indexed Notes and the Currency Index and, when appropriate, will also provide:

•	information as to the method for determining the amount of interest payable and the principal amount payable on the Maturity Date or upon earlier redemption or repayment;

•	the relative value of the Specified Currency compared to the applicable Indexed Currency or Currency Index;

•	any exchange controls applicable to the Specified Currency or Indexed Currency; and

•	certain tax consequences to the holders of the Currency Indexed Notes.

      For more information about Foreign Currency Notes and Currency Indexed Notes, see “Special Provisions Relating to Foreign Currency Notes” and “Foreign Currency Risks.”

      We may, from time to time, also offer indexed notes (“Indexed Notes”) other than Currency Indexed Notes. The principal amount of the Indexed Notes which is payable on the Maturity Date or upon earlier redemption or repayment and/or interest thereon will be determined by reference to a measure (the “Index”). The Index will be:

•	one or more equity or other indices and/or formulas;

•	the price of one or more specified commodities; or

•	such other methods or formulas we may specify in the pricing supplement.

      The pricing supplement will describe the Indexed Notes and the Index and will also provide,

•	the method of determination of the amount of interest payable and the amount of principal payable on the Maturity Date or upon earlier redemption or repayment in respect of the Indexed Notes;

•	certain tax consequences to holders of the Indexed Notes;

•	certain risks associated with an investment in the Indexed Notes; and

•	other information relating to the Indexed Notes.

      Your investment in the Currency Indexed Notes or in other Indexed Notes, as to principal or interest or both, entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. The interest rate on Currency Indexed Notes and other Indexed Notes may be less than that payable on a conventional fixed-rate debt security issued at the same time.

      The possibility exists that no interest will be paid or that negative interest will accrue, and the principal amount of a Currency Indexed Note or some other Indexed Note payable at maturity may be less than the original purchase price of the note. The possibility exists that no principal will be paid at maturity if the principal amount is utilized to net against accrued negative interest.

      A number of factors affect the secondary market for Currency Indexed Notes and other Indexed Notes, independent of our creditworthiness and the value of the applicable Index, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. The value of the applicable Index depends on a number of interrelated factors, including economic, financial and political events, over which we have no control.

      Additionally, if the formula used to determine the principal amount or interest payable with respect to a Currency Indexed Note contains a multiple or leverage factor, the effect of any change in the applicable Index will be increased. You should not view the historical experience of the relevant Index as an indication of future performance of the Index during the term of any Currency Indexed Note or any other Indexed Note. Accordingly, you should consult your own financial and legal advisors about the risk entailed by an investment in Currency Indexed Notes and other Indexed Notes and the suitability of such notes in light of their particular circumstances.

      Unless the pricing supplement specifies otherwise:

•	for the purpose of determining whether holders of the requisite principal amount of Debt Securities outstanding under the applicable Indenture have taken any action, the outstanding principal amount of Currency Indexed Notes or of other Indexed Notes will be deemed to he the face amount of those notes; and

•	in the event of an acceleration of the maturity of a Currency Indexed Note or any other Indexed Note, the principal amount to be paid to the holder of that note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of that note would be determined on the Maturity Date of that note, as if the date of acceleration were the Maturity Date.

Redemption

      Unless the pricing supplement specifies otherwise, (i) the notes will not be redeemable prior to maturity, and (ii) the notes will not be entitled to any sinking fund.

Prepayment at Option of Holder

      Unless the pricing supplement specifies otherwise, a holder of a note will not have the option to require prepayment of a note prior to maturity.

Book-Entry System

      Unless the pricing supplement specifies otherwise and except for Foreign Currency Notes, the notes when issued will be represented by a permanent global note or notes. Each permanent global note will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States) or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold the interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, the “U.S. Depositaries”). Except under the limited circumstances described below, permanent global notes will not be exchangeable for notes in definitive form and will not otherwise be issuable in definitive form.

      Ownership of beneficial interests in a permanent global note will be limited to institutions which have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in that permanent global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global note. Ownership of beneficial interests in that permanent global note by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of the notes. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global note.

      We have been advised by the Depositary that upon the issuance of a permanent global note and the deposit of that permanent global note with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global note to the accounts of participants.

      The Paying Agent will make all payments on notes represented by a permanent global note registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global note representing the notes. The Depositary has advised us that upon receipt of any payment of principal of, or premium or interest, if any, on a permanent global note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global note as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global note held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

      None of CIT, the Trustee, any agent of CIT, or any agent of the Trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global note or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

      A permanent global note is exchangeable for definitive notes registered in the name of, and a transfer of a permanent global note may be registered to, any person other than the Depositary or its nominee, only if:

•	the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and we do not appoint a successor Depositary within 90 days;

•	we, in our sole discretion, determine that the permanent global note will be exchangeable for definitive notes in registered form; or

•	an event of default under the applicable Indenture shall have occurred and be continuing, as described in the prospectus, and we, the applicable Trustee, or the applicable Registrar and Paying Agent notify the Depositary that the global note will be exchangeable for definitive notes in registered form.

      Any permanent global note which is exchangeable will be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount as the permanent global note, in denominations of $1,000 and integral multiples thereof. Those definitive notes will be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. We expect that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global note.

      In the event definitive notes are issued, you may transfer the definitive notes by presenting them for registration to the Registrar at its New York office or at the office of the transfer agent in London (in the case of notes listed on the London Stock Exchange), as the case may be. If you transfer less than all of your definitive notes, you will receive a definitive note or notes representing the retained amount from the registrar at its New York office or at the office of the transfer agent in London (in the case of notes listed on the London Stock Exchange), as the case may be, within 30 days of presentation for transfer. Notes presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar at its New York office or at the office of the transfer agent in London (in the case of notes listed on the London Stock Exchange), as the case may be. We may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes, but otherwise transfers will be without charge. If we issue definitive notes,

•	principal of and interest on the notes will be payable in the manner described below;

•	the transfer of the notes will be registrable; and

•	the notes will be exchangeable for notes bearing identical terms and provisions.

      If we issue definitive notes, we will do so at the office of the Paying Agent, including any successor Paying Agent and Registrar for the notes, currently located at 1999 Avenue of the Stars, 26th Floor, Los Angeles, California 90067 (in the case of Senior Notes) and 101 Barclay Street, New York, New York 10286 (in the case of Senior Subordinated Notes) and at the office of J.P. Morgan Chase Bank, as the London paying agent (the “London Paying Agent”), in the case of notes listed on the London Stock Exchange, currently located at Crosby Court, 38 Bishopsgate, London EC2N 4AJ. We will maintain a London Paying Agent as long as notes are listed on the London Stock Exchange.

      We may pay interest on definitive notes, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus supplement, means the close of business on the fifteenth day preceding any interest payment date.

      Notwithstanding the foregoing, the Depositary, as holder of the notes, or a holder of more than $l million in aggregate principal amount of notes in definitive form, may require the Paying Agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. The Paying Agent must receive these instructions not less than ten days prior to the applicable interest payment date.

      The Paying Agent or, in the case of notes listed on the London Stock Exchange, the London Paying Agent, as the case may be, will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation of a note at the office of the Paying Agent or, in the case of notes listed on the London Stock Exchange, the London Paying Agent, as the case may be. We will maintain a London Paying Agent as long as notes are listed on the London Stock Exchange. So long as notes are listed on the London Stock Exchange, we will publish notice of any change in the London Paying Agent or its address in a leading daily newspaper with general circulation in London (which is expected to be the Financial Times).

      Except as provided above, owners of beneficial interests in a permanent global note will not be entitled to receive physical delivery of notes in definitive form and will not be considered the holders of these notes for any purpose under the applicable Indenture, and no permanent global note will be exchangeable, except for another permanent global note of like denomination and tenor to be registered in the name of the Depositary or its nominee. So, each person owning a beneficial interest in a permanent global note must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable Indenture.

      We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global note desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

      The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, the Depositary eliminates the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

      We believe that the sources from which the information in this section concerning the Depositary and the Depositary's system has been obtained are reliable, but we take no responsibility for the accuracy of the information.

      Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including Agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the Agents. Indirect access to Clearstream, is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

      Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

      Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear

System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

      Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in notes settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

      Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

EU Directive on the Taxation of Savings Income

      The European Union has adopted a directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that each of the member states of the European Union (each, a “Member State,” and together, “Member States”) will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Terms of the Notes

      Unless the pricing supplement specifies otherwise, we will denominate the notes in U.S. dollars and we will make all payments on the notes in U.S. dollars. Unless the pricing supplement specifies otherwise, the following provisions shall apply to Foreign Currency Notes. The following specific provisions supplement the description of general terms of the notes set forth in the prospectus and elsewhere in this prospectus supplement and, if the description of the general terms of the notes is inconsistent, these provisions override and replace them. We will issue Foreign Currency Notes in registered form only, without coupons.

      No Foreign Currency Notes may be issued which (a) have a minimum denomination of less than EUR 1000 (or nearly equivalent in another currency), or (b) carry the right to acquire shares (or transferable securities equivalent to shares) issued by us or by any entity to whose group we belong. Subject thereto, the Foreign Currency Notes will be issued in such denominations as may be specified in the relevant pricing supplement, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.

Currencies

      Unless the pricing supplement specifies otherwise, you must pay for Foreign Currency Notes in the Specified Currency. At present, limited facilities are available in the United States for conversion of U.S. dollars into the Specified Currencies and vice versa. Banks offer non-U.S. dollar checking or savings account facilities in the United States only on a limited basis. However, if you make a request five Business Days or more before the date of delivery of the notes, or by any other day determined by the applicable Exchange Rate Agent, the Exchange Rate Agent will arrange for the conversion of U.S. dollars into the Specified Currency set forth in the pricing supplement to enable you to pay for the Foreign Currency Notes. The Exchange Rate Agent will make conversions on terms and subject to the conditions, limitations, and charges as the Exchange Rate Agent may from time to time establish in accordance with its regular foreign exchange practices. You will bear all costs of exchange of the Foreign Currency Notes.

Distribution of Foreign Currency Notes

      Unless otherwise specified in the applicable pricing supplement, Foreign Currency Notes will be issued in global form to the London Paying Agent or its nominee who will hold such notes as common depositary for Clearstream and Euroclear. Unless otherwise specified in the applicable pricing supplement, investors will hold book-entry interests in a foreign currency global note through organizations that participate, directly or indirectly, in Clearstream and Euroclear systems, as applicable. Book-entry interests in foreign currency notes and all transfers relating to foreign currency notes will be reflected only in the book-entry records of Euroclear and Clearstream.

Payment of Principal and Interest

      We will make all payments on Foreign Currency Notes in the Specified Currency. However, except as provided below or as otherwise specified in the pricing supplement, you will receive all payments on Foreign Currency Notes in U.S. dollars as converted by the Exchange Rate Agent we appoint. However, unless the pricing supplement specifies to the contrary, you may elect to receive payments in the Specified Currency under the circumstances described below.

      The Exchange Rate Agent will base the U.S. dollar amount, if any, you may receive on a Foreign Currency Note on the highest bid quotation received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Interest Payment Date. The Exchange Rate Agent must receive bids from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on the applicable payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all holders of notes not electing to receive the Specified Currency on the payment date and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the Specified Currency. You will bear all currency exchange costs and we will deduct the costs incurred from payments made to you.

      Unless the pricing supplement specifies otherwise, you may elect to receive payments on the Foreign Currency Notes in the Specified Currency by transmitting a written request to the principal offices of the Paying Agent:

•	prior to the Record Date immediately preceding any Interest Payment Date; or

•	at least fifteen days prior to the maturity date or the date of redemption or repayment, if any, in the case of payments to be made on the maturity date or upon earlier redemption or repayment.

      You may mail or hand deliver your written request or deliver it by cable, telex, or other form of facsimile transmission. You may elect to receive payment in the Specified Currency for all payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any revocation must be received by the Paying Agent:

•	on or prior to the Record Date in the case of any payment of interest; or

•	at least fifteen days prior to the maturity date or the date of redemption or repayment, if any, in the case of the payment of principal and premium, if any.

      If you hold Foreign Currency Notes in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the Specified Currency.

      Unless the pricing supplement specifies otherwise, we will make payments on each Foreign Currency Note in U.S. dollars in the manner specified under “Description of the Notes—Payment and Paying Agents.” Unless the pricing supplement specifies to the contrary, if you elect to receive payments on Foreign Currency Notes in the Specified Currency, we will make payments to you as follows:

•	We will pay interest (other than interest payable, on the maturity date or upon earlier redemption or repayment) to you in the Specified Currency by bank draft mailed to you or your nominee or other registered holder at the close of business on the applicable Record Date.

•	We will pay the principal of and premium, if any, on the Foreign Currency Note and any interest payable to you when due by bank draft upon surrender of the note at the corporate trust office of the Paying Agent in the Borough of Manhattan, City of New York.

•	We will draw the drafts denominated in a Specified Currency on a bank office located outside the United States.

      If the Paying Agent receives a written request to be paid by wire transfer from a holder of the equivalent of U.S. $1,000,000 or more in aggregate principal amount of the Foreign Currency Notes not later than the close of business on a Record Date for an interest payment or the fifteenth day prior to the maturity date or the date of redemption or repayment, if any, the Paying Agent will, subject to applicable laws and regulations, until it receives notice to the contrary (but, in the case of payments to be made on the maturity date or earlier redemption or repayment, only after the surrender of the note or notes in the Borough of Manhattan, City of New York, not later than one Business Day prior to the maturity date or the date of redemption or repayment, as the case may be), make all payments denominated in the Specified Currency to the requesting holder by wire transfer to an account designated in the written request and maintained in the country of the Specified Currency.

Outstanding Foreign Currency Notes

      Unless the pricing supplement specifies otherwise, for purposes of calculating the principal amount of any Foreign Currency Note payable in a Specified Currency for any purpose under the Indentures, we will deem the principal amount of the Foreign Currency Note at any time outstanding to be the U.S. dollar equivalent, determined as of the date of the original issuance of the Foreign Currency Note.

Payment Currency

      If a Specified Currency is not available for any payment on a Foreign Currency Note due to circumstances beyond our control, we will be entitled to meet our obligations to you by making payment in U.S. dollars. Any payment in U.S. dollars will be on the basis of the noon buying rate in the City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the second day prior to any payment, or if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as the pricing supplement otherwise specifies. Under these circumstances, any payment made in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indentures.

      If we are required to make payments on a Foreign Currency Note in Euros, and Euros are unavailable due to circumstances beyond our control, we will make all payments due on that date with respect to the Foreign Currency Notes in U.S. dollars. The Exchange Rate Agent will convert the amount payable in Euros on any date into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which payment is due on the following basis: The equivalent of Euros in U.S. dollars will be calculated by aggregating the U.S. dollar equivalents of the Components. The Paying Agent will determine the U.S. dollar equivalent of each of the Components on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable pricing supplement. The “Components” for this purpose will he the currency amounts that were components of the Euro as of the latest date on which Euros were used in the European Monetary System.

      If the official unit of any component currency is altered by way of combination or subdivision, the Exchange Rate Agent or the Paying Agent, as the case may be, will multiply or divide the number of units of that currency as a Component in the same proportion. If two or more component currencies are consolidated into a single currency, the Exchange Rate Agent or Paying Agent, as the case may be, will replace the amounts of those currencies as Components by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in the consolidated currency. If any component currency is divided into two or more currencies, the Exchange Rate Agent or Paying Agent, as the case may be, will replace the amount of that currency as a Component with amounts of those currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

      All determinations referred to above by the Exchange Rate Agent or Paying Agent shall be at its sole discretion (except to the extent expressly provided in this prospectus supplement that any determination is subject to our approval) and, in the absence of manifest error, shall be conclusive for all purposes and binding on you. The Exchange Rate Agent or Paying Agent, as the case may be, shall have no liability for the determination. Any payment made in U.S. dollars in the circumstances set forth above where required payment is in a Specified Currency will not constitute a default under the Indentures.

FOREIGN CURRENCY RISKS

      This prospectus supplement, the prospectus and the pricing supplement do not describe all the risks of an investment in notes that are indexed to or denominated in currencies other than the U.S. dollar. You should consult your own financial, tax, and legal advisors as to the risks entailed by an investment in the notes. The notes may not be an appropriate investment for investors who are unsophisticated with respect to foreign currency, currency unit or indexed transactions.

Exchange Rates and Exchange Controls

      Notes that are denominated in currencies other than the U.S. dollar, which we refer to in this prospectus supplement as “Foreign Currency Notes,” have significantly more risk to U.S. residents than a similar investment in a security denominated in U.S. dollars. Similarly, notes that are effectively indexed to currencies other than the U.S. dollar, which we refer to in this prospectus supplement as “Currency

Indexed Notes,” have significantly more risk to U.S. residents than a similar investment in a non-Currency Indexed Note. Some of these risks are:

•	the possibility of significant changes in rates of exchange between the U.S. dollar and the Specified Currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments.

      These risks generally depend on economic and political events over which we have no control. In recent years, rates of exchange between the U.S. dollar and some foreign currencies have been highly volatile and you should expect volatility in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is in most cases established principally by the supply of and demand for those currencies. Changes in the exchange rate result over time from the interaction of many factors, including:

•	rates of inflation;

•	interest rate levels:

•	balances of payments; and

•	the extent of governmental surpluses or deficits in the countries issuing currencies.

      These factors are in turn sensitive to, among other things, the monetary, fiscal and trade policies pursued by governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the exchange rate that may occur during the term of any note. You may receive a yield on U.S. dollar-equivalent Foreign Currency Notes below their coupon rate, and, in some circumstances, you could suffer a loss if the Specified Currency depreciates against the U.S. dollar. Similarly, if the Specified Currency depreciates against the Indexed Currency you may receive a return of principal in an amount less than the face amount of a Currency Indexed Note, which would also result in an effective yield below the stated interest rate.

      Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. National governments generally do not allow their currencies to float freely at all times. Sovereign governments use a variety of techniques to affect the exchange rate of their currencies including:

•	intervention by a country's central bank;

•	imposition of regulatory controls or taxes;

•	issuance of a new currency to replace an existing currency; or

•	alteration of the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.

      As a result, your U.S. dollar equivalent yields could be affected by governmental actions, which could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces, and the movement of currencies across borders. We will not adjust or change the terms of any notes in the event that exchange rates become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

      Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at a note's maturity. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular note that would otherwise be payable in the Specified Currency would not be available at the note's maturity. In that event, we will make required payments in U.S. dollars on the basis of the Market Exchange Rate on the second day prior to the payment, or if the current Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. See “Special Provisions Relating to Foreign Currency Notes—Payment Currency.”

      The information set forth in this section of the prospectus supplement is directed primarily to prospective purchasers who are U.S. residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding, or receipt of payments of principal of and premium and interest, if any, on the notes. You should consult your own counsel with regard to these matters.

Judgments

      Courts in the United States generally would grant or enforce a judgment relating to an action based on Foreign Currency Notes and Currency Indexed Notes only in U.S. dollars, and the date used to determine the rate of conversion of foreign currencies into U.S. dollars will depend on various factors, including which court rendered the judgment. Section 27 of the Judiciary Law of the State of New York provides that a New York State court would be required to enter a judgment in the Specified Currency of the underlying obligation. This judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following summary describes material U.S. federal income tax consequences and in the case of Non-U.S. Holders (as defined below), certain U.S. federal state tax consequences of the ownership and disposition of notes as of the date of this prospectus supplement. Except where indicated, it deals only with notes held by initial purchasers as capital assets for U.S. federal income tax purposes (generally properly held for investment) and does not deal with special situations, such as those of banks or dealers in securities or financial institutions, life insurance companies, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, partnerships or other flow-through entities for U.S. federal income tax purposes, persons holding notes in connection with a hedging transaction, “straddle,” conversion transaction or other integrated transaction, traders in securities that elect to mark to market their securities holdings or holders liable for the alternative minimum tax. In addition, with respect to a particular series of notes, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the pricing supplement for that series. The discussion below also is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations (“Treasury Regulations”), rulings, and judicial decisions thereunder as of the date of this prospectus supplement. Those authorities may be repealed, revoked, modified, or otherwise changed so as to result in U.S. federal income tax consequences different from those discussed below. Persons considering the purchase, ownership, or disposition of notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

      A “U.S. Holder” is a beneficial owner of a note, as defined for U.S. federal income tax purposes, that is:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and (ii) it has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

      A “Non-U.S. Holder” is a beneficial owner of a note, as defined for U.S. federal income tax purposes, that is neither a U.S. Holder or a flow-through entity for U.S. federal income tax purposes.

      If a note is held by an entity that is a flow-through entity for U.S. federal income tax purposes (e.g., a partnership or disregarded entity), the beneficial owner of the note is generally the owner of an interest in the flow-through entity (unless such owner is itself a flow-through entity). The treatment of the owner of an interest in a flow-through entity will generally depend upon the status of the owner and upon the activities of the flow-through entity. Holders of notes who are flow-through entities for U.S. federal income tax purposes, and owners of interests in such flow-through entities, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of notes.

      Payments of Interest. Except as set forth below, interest on a note will generally be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

      Original Issue Discount. The following is a summary of the principal U.S. federal income tax consequences of the ownership of Original Issue Discount Notes by U.S. Holders. Additional rules applicable to Original Issue Discount Notes that are denominated in or determined by reference to a Specified Currency are described under “Foreign Currency Notes” below.

      A note may be issued for an amount that is less than its stated redemption price at maturity (i.e., the sum of all payments to be made on the note other than “qualified stated interest” payments). The difference between the stated redemption price at maturity of the note and its “issue price,” if such difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, will be “original issue discount” (“OID”). The “issue price” of each note will be the initial offering price to the public at which a substantial amount of the particular offering is sold for cash. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate or, generally, at a rate (a “Variable Rate”) that varies among payment periods:

•	if that rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds or

•	that is based upon the changes in the yield or price of certain actively traded personal property.

      Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notes that may be redeemed prior to their maturity date at the option of the issuer will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Notes that may be redeemed prior to their maturity date at the option of the holder will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. The pricing supplement will specify if we issue notes that are redeemable prior to maturity and if we determine that the notes will be deemed to have a maturity date for U.S. federal income tax purposes prior to their maturity date.

      In certain cases (such as where interest payments are deemed not to be qualified stated interest payments), notes that bear interest may be deemed to be Original Issue Discount Notes for U.S. federal income tax purposes. As a result, the inclusion of interest in income for U.S. federal income tax purposes may vary from the actual cash payments of interest made on those notes, generally accelerating the recognition of income for cash method taxpayers. For those purposes, the Treasury Regulations provide rules for determining whether payments pursuant to a note with a Variable Rate will be treated as payments of qualified stated interest. The pricing supplement for any series of notes will specify whether they are Original Issue Discount Notes and, in the case of notes with a Variable Rate, will describe the applicable rules for inclusion of OID in gross income of a U.S. Holder.

      U.S. Holders of Original Issue Discount Notes having a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in gross income by the U.S. Holder of an Original Issue Discount Note is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year in which such U.S. Holder held such note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The accrual period for an Original Issue Discount Note may be of any length and may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess (if any) of:

•	the product of the note's “adjusted issue price” at the beginning of such accrual period and its yield to maturity, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the sum of any qualified stated interest payments allocable to the accrual period.

      The following rules apply to determine OID allocable to an accrual period:

•	if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval:

•	if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period: and

•	if all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method.

      The adjusted issue price of the note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to that note that were not qualified stated interest payments. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to report to the IRS the amount of OID accrued on notes held of record by persons other than corporations and other exempt holders.

      If a U.S. Holder acquires a note for an amount greater than the note's adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the note after the date of acquisition, the note will be treated as acquired at an acquisition premium. If a U.S. Holder acquires a note at an acquisition premium, the U.S. Holder's daily portions of OID with respect to the note will be reduced by an allocable portion of the amount by which the price paid by such holder exceeds the note's adjusted issue price.

      In the case of Original Issue Discount Notes having a term of one year or less (“Short-Term Original Issue Discount Notes”), OID is included in income currently either on a straight-line basis or, if the U.S. Holder so elects, under the constant yield method used generally for OID as described above. However, U.S. Holders that are individuals or other cash method taxpayers are not required to include accrued OID on Short-term Original Issue Discount Notes in their income currently unless they elect to do so. If Such a U.S. Holder that does not elect to currently include the OID in income subsequently recognizes a gain upon the disposition of the note, such gain will be treated as ordinary interest income to the extent of the accrued OID. Furthermore, a non-electing U.S. Holder of a Short-Term Original Issue Discount Note may be required to defer deductions for a portion of the U.S. Holder's interest expense with respect to any indebtedness incurred or maintained to purchase or carry the note.

      Market Discount. If a U.S. Holder acquires a note, other than in an original issue, at a greater than de minimis market discount and thereafter recognizes gain upon a disposition of the note, the lesser of:

•	such gain, or

•	the portion of the market discount which accrued on a straight line basis, or, if the U.S. Holder so elects, on a constant yield basis, while the note was held by such U.S. Holder,

will be treated as ordinary income at the time of the disposition or gift.

      For these purposes, market discount means the amount by which the purchaser's tax basis in the note immediately after its acquisition

•	is exceeded by the sum of all amounts (other than qualified stated interest) payable with respect to the note after the date of acquisition, or

•	in the case of an Original Issue Discount Note, is exceeded by the adjusted issue price of the note at the time of its acquisition by the U.S. Holder.

      Market discount is considered de minimis if it is less than 0.25%, multiplied by the number of remaining complete years to maturity, and multiplied by the sum of all amounts (other than qualified interest) payable with respect to the note (or, in the case of an Original Issue Discount Note, the adjusted issue price). The market discount rules do not apply to a note with a maturity of one year or less.

      A U.S. Holder may elect to include accrued market discount in income currently, which would correspondingly increase the U.S. Holder's basis in the notes, rather than upon disposition of the notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

      A U.S. Holder of notes acquired at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such notes until the market discount is recognized upon a subsequent disposition of such notes. Such a deferral is not required, however, if the U.S. Holder elects to include accrued market discount in income currently.

      Amortization of Premium. A note may be considered to have been issued at a “premium” to the extent that the U.S. Holder's tax basis in the note exceeds the note's outstanding stated redemption price at maturity. A U.S. Holder generally may elect to amortize any premium on a note by offsetting payments of qualified stated interest on the note with the premium allocable to the accrual period or periods to which the qualified stated interest relates. The offset occurs at the time the holder of the note includes the qualified stated interest in its gross income in accordance with its regular method of tax accounting. The amount of premium allocable to each accrual period is determined using a constant yield method. In the case of instruments that provide for alternative payment schedules, the amount of premium is generally determined by assuming that the holder will exercise or not exercise options in a manner that maximizes the holder's yield and we will exercise or not exercise options in a manner that minimizes the holder's yield. Any election would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

      Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for a note with amortizable bond premium, the election is treated as an election under the amortizable bond premium provisions described above and the electing U.S. Holder will be required to amortize bond premium for all of the holder's other debt instruments with amortizable bond premium. The U.S. Holder must make the election for the taxable year in which it acquires the note, and the election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors about this election.

      Sale, Exchange, or Retirement of Notes. A U.S. Holder's tax basis in a note will, in general, be the U.S. Holder's cost therefor, increased by all accrued OID or market discount previously included in income and reduced by any amortized premium and any cash payments on the note other than qualified stated interest payments. Upon the sale, exchange, or retirement of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or retirement and the adjusted tax basis of the note. Except as described above with respect to certain Short-Term Original Issue Discount Notes and notes with market discount, and except with respect to gain or loss attributable to changes in exchange rates as described below with respect to certain Foreign Currency Notes, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, or retirement the note has been held for more than one year. For individual U.S. Holders, long-tern capital gains are, under certain circumstances, taxed at lower rates than ordinary income. The deductibility of capital losses is subject to limitations.

      Foreign Currency Notes. The following is a summary of the principal U.S. federal income tax consequences to a U.S. Holder of the ownership of a note denominated in a Specified Currency other than the U.S. dollar and deals only with Foreign Currency Notes that are not treated, for U.S. federal income tax purposes, as an integrated economic transaction in conjunction with one or more spot contracts, futures contracts or similar financial instruments. Persons considering the purchase of Foreign Currency Notes should consult their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

      If interest payments are made in a Specified Currency to a U.S. Holder who is not required to accrue such interest prior to its receipt, the holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Specified Currency received at the “spot rate” for the Specified Currency on the date that payment is received), regardless of whether the payment is in fact converted into U.S. dollars. The holder does not recognize any exchange gain or loss with respect to the receipt of payment.

      A U.S. Holder who is required to accrue interest on a Foreign Currency Note prior to receipt of interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during each year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. The average rate of exchange for an interest accrual period is generally the simple average of the exchange rates for each business day of the application period (or other average that is reasonably derived and consistently applied by the holder). An accrual basis holder may, however, elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if that date is within five business days of the end of the accrual period. Any election would apply to all debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Upon receipt of an interest payment on a note, the holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment (determined by translating any Specified Currency received at the spot rate for such Specified Currency on the date received) and the U.S. dollar value of the interest income that holder has previously included in income with respect to the payment. Any gain or loss generally will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

      OID on a Foreign Currency Note will be determined for any accrual period in the applicable Specified Currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder on the accrual basis, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any Specified Currency received at the spot rate for the Specified Currency on the date of payment). For this purpose, all receipts on a note will be viewed:

•	first as the receipt of any periodic interest payments called for under the terms of the note;

•	second as receipts of previously accrued OID (to the extent of such OID), with payments considered made for the earliest accrual periods first; and

•	thereafter as the receipt of principal.

      A U.S. Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the Specified Currency amount paid for that Foreign Currency Note determined at the time of purchase. In the case of a note that is denominated in a foreign currency and is traded on an established securities market, a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the cost of the note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. A U.S. Holder who purchases a note with the applicable previously owned Specified Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the tax basis in the Specified Currency and the fair market value of the note in U.S. dollars on the date of purchase. The gain or loss will be ordinary income or loss.

      For purposes of determining the amount of any gain or loss recognized by a U.S. Holder on the sale, exchange, or retirement of a Foreign Currency Note, the amount realized will be the U.S. dollar value of the amount realized in the Specified Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange, or retirement and in accordance with the applicable method of accounting. In the case of a note which is denominated in a foreign currency and is traded on an established securities market, a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the amount realized by translating that amount at the spot rate of exchange on the settlement date of the sale.

      A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, or retirement) of a Foreign Currency Note. This gain or loss will be treated as ordinary income or loss. This gain or loss may be required to be netted against any non-exchange gain or loss in calculating overall gain or loss on a note. If a Foreign Currency Note is denominated in one of certain hyperinflationary currencies, generally exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that the note was held and the exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Foreign Currency Note.

      A U.S. Holder's tax basis in any Specified Currency received as interest on (or OID with respect to), or received on the sale or retirement of, a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time the holder received the Specified Currency. Any gain or loss recognized by a U.S. Holder on a sale, exchange, or other disposition of Specified Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

      Indexed Notes. The tax treatment of a U.S. Holder of an Indexed Note will depend on factors including the specific index or indices used to determine indexed payments on the note and the amount and timing of any contingent payments of principal and interest. You should carefully examine the pricing supplement and should consult your own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such notes before deciding to purchase an Indexed Note.

Non-U.S. Holders

      Under present U.S. federal tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal, interest (including OID, if any) and premium on the notes by CIT or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of CIT entitled to vote;

•	the holder is not a controlled foreign corporation related, directly or indirectly, to CIT through stock ownership or a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•	the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, or retirement of the note, unless:

•	the holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the holder's conduct of a trade or business in the U.S.; and

(c) a note held by an individual who is not, for U.S. estate tax purposes, a resident or citizen of the U.S. at the time of his death will not be subject to U.S. federal estate tax, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of CIT entitled to vote and, at the time of the individual's death, payments with respect to the note would not have been effectively connected to the conduct by the individual of a trade or business in the U.S.

      The certification requirement referred to in subparagraph (a) will be fulfilled if the beneficial owner of a note certifies on Internal Revenue Service (“IRS”) Form W-8BEN or other successor form, under penalties of perjury, that it is not a U.S. person and provides its name and address, and (i) the beneficial owner files IRS Form W-8BEN or other successor form with the withholding agent or (ii) in the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY if it has entered into an agreement with the IRS to be treated as a qualified intermediary. With respect to notes held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

      If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if premium (if any) or interest (including OID) on the note (or gain realized on its sale, exchange, or other disposition) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. income tax on its effectively connected income, generally in the same manner as if it were a U.S. Holder. See “U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, a holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Backup Withholding and Information Reporting

      Under current U.S. federal income tax law, information reporting requirements apply to certain payments of principal, premium, and interest (including OID) made to, and to the proceeds of sales before maturity by, non-corporate U.S. Holders. In addition, a backup withholding tax will apply if the non-corporate U.S. Holder (i) fails to furnish its Taxpayer Identification Number (“TIN”) which, for an individual, is his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The backup withholding rate is currently 28%. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

      Information reporting and backup withholding will not apply to payments made on a note to Non-U.S. Holders if the certifications required by the Code sections 871(h) and 881(c) as described above are received, provided that CIT or our paying agent, as the case may be, does not have actual knowledge or reason to know that the payee is a U.S. person.

      Under current Treasury Regulations, payments on the sale, exchange, or other disposition of a note made to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is (i) a U.S. person, (ii) a controlled foreign corporation for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or (iv) a foreign partnership with certain connections to the U.S., then information reporting will he required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge that the payee is a U.S. person. Payment to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

      Non-U.S. Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

      Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle that holder to a refund, provided that the required information is timely furnished to the IRS.

USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the notes to provide additional working funds for us and our subsidiaries. Generally, we use the proceeds of our short-term borrowings primarily to originate and purchase receivables in the ordinary course of our business. We have not yet determined the amounts which we may use in connection with our business or which we may furnish to our subsidiaries. From time to time, we may also use the proceeds to finance bulk purchases of receivables and/or the acquisition of other finance-related businesses.

CAPITALIZATION OF CIT GROUP INC.

      The following table sets forth our capitalization as of December 31, 2004. This table should be read in conjunction with “Selected Consolidated Financial Information of CIT Group Inc.,” which is included elsewhere in this prospectus supplement.

December 31, 2004 (in millions of U.S. Dollars)
Commercial paper	$4,210.9
Term debt	33,260.1
Preferred capital securities	253.8

Total debt	37,724.8

Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 authorized; none issued and outstanding	—
Common stock, $0.01 par value, 600,000,000 authorized; 212,112,203 issued and 210,440,170 outstanding	2.1
Additional paid in capital	10,674.3
Accumulated deficit	(4,499.1)
Accumulated other comprehensive loss	(58.4)
Treasury stock, 1,672,033 shares, at cost	(63.8)

Total stockholders' equity	6,055.1

Total capitalization	$43,779.9

      Other than as disclosed or contemplated in this prospectus supplement or in the documents incorporated in this prospectus supplement by reference, since December 31, 2004, there has been no material change in the capitalization of CIT and its consolidated subsidiaries, except the repurchase of up to $500 million in aggregate purchase price of shares of our common stock pursuant to our previously announced accelerated stock buyback program and $500 million aggregate amount of our preferred stock that we issued in the third quarter of 2005.

PLAN OF DISTRIBUTION

      We are offering the notes on a continuing basis for sale directly by us in those jurisdictions where we are authorized to do so. In addition, subject to the terms and conditions set forth in the Global Selling Agency Agreement among us and the Agents, we may offer the notes through any of the Agents, Lehman Brothers Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC or one or more other Agents we appoint from time to time, who have separately agreed to use their reasonable best efforts to solicit offers to purchase the notes. We may also sell notes to any Agent, as principal, at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by that Agent or, if so agreed, on a fixed public offering price basis. Unless otherwise specified in the pricing supplement, we will pay each Agent a commission, in the form of a discount which, depending on the maturity of the notes placed by such Agent, will range from .05% to .75% of the principal amount of the notes, except that the commission we may pay to the Agents with respect to notes with maturities of greater than thirty years will be negotiated at the time we issue those notes. We will not pay a commission to the Agents on the notes we sell directly to purchasers. Payment of the purchase price of the notes will be required to be made in immediately available funds.

      The Agents may offer the notes they have purchased as principal to other dealers. The Agents may sell notes to any dealer at a discount and, unless the pricing supplement specifies to the contrary, a discount allowed to any dealer will not be in excess of the discount we allow the Agent. Unless the pricing supplement specifies to the contrary, an Agent purchasing a note as principal will pay a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and the Agent may resell this note to investors and other purchasers as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of a fixed price public offering), concession and discount may change.

      We will have the sole right to accept offers to purchase notes and may, in our absolute discretion, reject any proposed purchase of notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase the notes.

      If one or more Agents purchase notes in an offering as principal on a fixed price basis, the Agent or Agents may engage in certain transactions that stabilize the price of those notes. Those transactions may consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of those notes. If the Agent or Agents create a short position in those notes (i.e., if it sells notes in an aggregate principal amount exceeding that set forth in the pricing supplement), that Agent or Agents may reduce that short position by purchasing notes in the open market.

      In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases.

      We and the Agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the Agents make no representations that anyone will engage in such transactions or that those transactions, once commenced, will continue.

      Each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments each Agent may be required to make in respect thereof.

      We have been advised by the Agents that each of the Agents may from time to time purchase and sell notes in the secondary market, but is not obligated to do so and may discontinue making a market in the notes at any time without notice. No assurance can be given as to the existence or liquidity of any secondary market for the notes.

      Some of the Agents or their affiliates have in the past, and may from time to time in the future, provide investment banking and/or commercial banking services to us and may from time to time engage in transactions with and/or perform other services for us in the ordinary course of business. In addition, the trustee, J.P. Morgan Trust Company, National Association, is an affiliate of J.P. Morgan Securities Inc., one of the Agents.

OFFERING RESTRICTIONS

      The notes will be offered for sale in the United States and, from time to time, in jurisdictions outside the United States, subject to applicable law.

      Each Agent has agreed that it will not offer, sell, or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement, the prospectus, any pricing supplement or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best of the Agent's knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on us except as set forth in the Global Selling Agency Agreement.

      You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which you purchase the notes. These taxes and charges are in addition to the issue prices set forth on the cover page.

European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) each Underwriter has represented and agreed, and each further Underwriter appointed under the Program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means to communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

      Each Agent has represented and agreed, and each further Agent appointed under the Program will be required to represent and agree, that:

      1. No deposit taking: in relation to any notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us.

      2. Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not, or in the case of the Company, would not, if it was not an authorized institution, apply to the Company; and

      3. General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Germany

      Each Agent has represented and agreed that the notes have not been and will not be offered or sold or publicly promoted or advertised by it in the Federal Republic of Germany other than in compliance with the provisions of the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG) of June 22, 2005, as amended, or of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

The Netherlands

      Notes with a maturity of less than twelve months are and will be offered in the Netherlands, and such offers will be announced, only in accordance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

The Republic of France

      Each Agent has represented and agreed that this prospectus supplement is not being distributed in the context of a public offer in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier), and thus this prospectus supplement has not been and will not be submitted to the Autorité des Marchés Financiers for approval in France.

      Each Agent has further represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any notes to the public in France and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France this prospectus supplement or any other offering material relating to the notes and that any offers, sales and distributions have been and will be made in France to (i) qualified investors (investisseurs qualifiés) and/or a restricted group of investors (cercle restreint d'investisseurs), in each case, acting for their own account, all as defined in, and in accordance with, Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code and Decree no. 98-880 dated October 1, 1998 and/or (ii) persons providing portfolio management investment services acting for third parties

      Each Agent has further represented and agreed that this prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement and this prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of the notes for their own account and undertake not to transfer, directly or indirectly, the notes to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

The Republic of Italy

      Each Agent has represented and agreed that the offering of the notes in Italy has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly: (i) the notes cannot be offered, sold or delivered in the Republic of Italy (“Italy”) in a solicitation to the public at large (sollecitazione all'investimento) within the meaning of Article 1, paragraph 1, letter (t) of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”), nor may any copy of this prospectus supplement or any other document relating to the notes be distributed in Italy; (ii) the notes cannot be offered, sold and/or delivered, nor may any copy of this prospectus supplement or any other document relating to the notes be distributed, either in the primary or in the secondary market, to individuals in Italy; and (iii) sales of the notes in Italy shall only be: (a) negotiated with “Professional Investors” (operatori qualificati), as defined under Article 31, paragraph 2, of CONSOB Regulation no. 11522 of July 1, 1998, as amended (“CONSOB Regulation No. 11522”); (b) effected in compliance with Article 129 of the Legislative Decree no. 385 of September 1, 1993 (the “Italian Banking Act”) and the implementing instructions of the Bank of Italy; (c) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Banking Act, the Financial Services Act, CONSOB Regulation no. 11522 and all the other relevant provisions of Italian law; and (d) effected in accordance with any other Italian securities, tax and exchange control and other applicable laws and regulations and any other applicable requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Japan

      No series of notes has been nor will be registered under the Securities and Exchange Law of Japan and each of the Agents has represented and agreed that it and its affiliates have not offered or sold, and will not offer or sell, directly or indirectly, any of the notes by it in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan available thereunder and otherwise in compliance with the Securities and Exchange Law of Japan and the other relevant laws, regulations and ministerial guidelines of Japan.

Hong Kong

      Each Agent and its affiliates have represented and agreed that they have not offered or sold, and they will not offer or sell, the notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

LONDON LISTING AND OTHER GENERAL INFORMATION

      We have applied to the UK Listing Authority to admit the notes to the Official List and we have applied to the London Stock Exchange to admit the notes to trading on the regulated market.

      There has been no material adverse change in the prospects of CIT, taken as a whole, since December 31, 2004.

      There has been no significant change in the financial or trading position of CIT, taken as a whole, since June 30, 2005.

      During the 12 months preceding the date of this prospectus supplement, neither CIT nor any of its subsidiaries, taken as a whole, is involved in, or aware of any pending or threatened, legal, litigation, arbitration, administrative or governmental proceedings, which CIT believes may have, or have had in the recent past, significant effects on CIT's financial position or profitability. There are various legal proceedings against CIT that have arisen in the ordinary course of business. While the outcomes of these proceedings and the related activities are not certain, based on present assessments, management does not believe that they will have a material adverse effect on the financial condition of CIT.

      CIT's board of directors adopted resolutions authorizing the issuance and sale of the notes on August 25, 2004. We undertake that each issuance of notes from time to time under this prospectus supplement will be authorized by all necessary corporate action on our part.

      The notes, the Indentures, and the Global Selling Agency Agreement are governed by, and are to be construed in accordance with, the laws of the State of New York and of the United States, applicable to agreements made and to be performed wholly within those jurisdictions.

      This prospectus supplement and the accompanying prospectus may be used only for the purposes for which they were published. This prospectus supplement and the accompanying prospectus together represent an offer to sell the notes but only under circumstances and in jurisdictions where it is lawful to do so.

      We will identify in the applicable pricing supplement whether the notes have been accepted for clearance through the Depositary, Euroclear and Clearstream systems. The CUSIP, Common Code, the International Securities Identification Number (ISIN) or the identification number for any other relevant clearing system for each series of notes will be set out in the relevant pricing supplement.

      We have undertaken, in connection with the listing of the notes, that if, while notes are outstanding and listed on the London Stock Exchange, there shall occur any adverse change in our business or financial position that is material in the context of the issuance of the notes which is not reflected in this prospectus supplement (or any of the documents incorporated by reference in this prospectus supplement in accordance with the Prospectus Rules Instruments) and if so required by the UK Listing Authority, we will prepare or procure the preparation of an amendment or supplement of this prospectus supplement or, as the case may be, publish a new prospectus supplement for use in connection with any subsequent offering by us of notes to be listed on the London Stock Exchange. Because this prospectus supplement supersedes the accompanying prospectus to the extent that they are inconsistent, we undertake to revise the accompanying prospectus only where changes in our business or financial condition cannot be addressed through amendments to this prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      PricewaterhouseCoopers LLP of 300 Madison Avenue, New York, New York 10017, independent registered public accounting firm of CIT Group Inc., has without qualification audited the accounts of CIT Group Inc. and its consolidated subsidiaries in accordance with the standards of the Public Company Accounting Oversight Board (United States) for each of the years ended December 31, 2004 and 2003, the three months ended December 31, 2002 and the fiscal year ended September 30, 2002.

FORM OF APPLICABLE PRICING SUPPLEMENT

      Set out below is substantially the form of pricing supplement to be completed for each series of notes listed on the London Stock Exchange and offered and sold pursuant to this Prospectus. The notes may be issued in one or more series as we may authorize from time to time. Prospective investors should refer to this Prospectus for a description of the specific terms and conditions of the particular series of notes.

Rule 424(b)(2) Registration Statement No. 333-119172

CUSIP/Common Code/ISIN:

      Full information on CIT Group and the offer of the notes is only available on the basis of the combination of this pricing supplement, the prospectus and the prospectus supplement. This Prospectus is available for viewing at 1 CIT Drive, Livingston, New Jersey 07039 and copies may be obtained from the same address.

PRICING SUPPLEMENT NO.
Dated                 ,          to
Prospectus, dated October 20, 2005 and
Prospectus Supplement, dated October 20, 2005

CIT GROUP INC.
GLOBAL MEDIUM-TERM [FIXED] [FLOATING] RATE NOTES
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

(     ) Senior Note                                   (     ) Senior Subordinated Note

Principal Amount: [       %]

Proceeds to Corporation: [       %] or [$            ].

Discounts and Commissions: [     %] or [$            ].

Issue Price: [              ].

Original Issue Date: [                          ].

Maturity Date: [                                 ].

Interest Rate Basis (if floating rate note): [     ].

Index Maturity (if floating rate note): [     ].

Spread (if floating rate note): [                                 ].

Interest Rate Calculation (if floating rate note): [       ].

Interest Rate (if fixed rate note): [       ].

Initial Interest Rate (if floating rate note): [                                                  ].

Specified Currency: [                  ]

It is expected that the Notes will be ready for delivery in book-entry form on or about [                   ].

[Names of Agents]

Form: Global Note.

Interest Reset Date (if floating rate note): [                          ].

Rate Cut-Off Date (if floating rate note): [                          ].

Interest Payment Dates: [                          ].

Accrual of Interest: [                          ].

Interest Determination Date (if floating rate note): [                          ].

Calculation Date (if floating rate note): [                          ].

Maximum Interest Rate (if floating rate note): Maximum Rate permitted by New York law.

Minimum Interest Rate (if floating rate note): 0.0%.

Calculation Agent (if floating rate note): [                          ].

Exchange Listing: [                          ].

Other Provisions: [                          ].

Trustee, Registrar, Authenticating and Paying Agent: [                          ].

Agents: [                          ].

Additional Paying Agents: [                          ].

CUSIP: [                                 ].

Common Code: [                                 ].

ISIN: [                                                  ].

Depositaries: [                                                  ].

Credit ratings of CIT Group Inc.: [                                                  ].

Responsibility

We accept responsibility for the information contained in this pricing supplement.

Signed on behalf of CIT Group Inc.:

By:
Duly Authorized

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

CIT Group Inc.
$15,000,000,000

Common Stock
Preferred Stock
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

      The securities covered by this prospectus may be sold from time to time by CIT Group Inc. We may offer the securities independently or together in any combination, called “units,” for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

      We will provide the specific terms and prices of these securities in supplements to this prospectus. The price and amount of securities to be issued under this program will be determined by us and the relevant Agent at the time of issue in accordance with prevailing market conditions. The prospectus supplements may also add to, update or change information contained in this prospectus (but see under “About This Prospectus” on page 3 below). This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

      Our common stock is listed on the New York Stock Exchange under the symbol “CIT.”

      We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2005

ABOUT THIS PROSPECTUS

      The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference or such other date referred to in such document, regardless of the time of delivery of this prospectus or any sale or issuance of a security.

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell or issue, in one or more offerings up to a total amount of $15,000,000,000 of our:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; and

•	units consisting of any combination of these securities.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

      This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

      The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.cit.com. We have included our web site address as an inactive textual reference only. Information on our web site is not incorporated by reference into and does not form a part of this prospectus.

      The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that have been filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities registered under this registration statement:

•	our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004;

•	our Definitive Proxy Statement filed with the SEC on April 6, 2005;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2005, January 6, 2005, January 7, 2005, January 18, 2005, January 19, 2005, February 24, 2005, March 2, 2005, March 30, 2005, April 20, 2005, July 6, 2005, July 20, 2005, August 16, 2005, August 18, 2005, August 26, 2005, September 15, 2005, September 30, 2005, October 19, 2005 and October 20, 2005; and

•	the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Glenn Votek Executive Vice President and Treasurer CIT Group Inc. 1 CIT Drive Livingston, New Jersey 07039 (973) 740-5000

DOCUMENTS ON DISPLAY

      The following documents may be inspected in our filings with the SEC or, where applicable, at the above address until we complete our offerings of the securities registered under this registration statement:

•	this prospectus and the accompanying prospectus supplement;

•	our articles of incorporation;

•	all reports, letters, and other documents, historical financial information and statement prepared by our independent certified accountants at our request;

•	our historical financial information for each of the past two financial years; and

•	the indentures under which the notes will be issued.

FORWARD-LOOKING STATEMENTS

      This prospectus, prospectus supplements to this prospectus, the documents incorporated by reference in this prospectus (as described under “Where You Can Find More Information” on page 4 above) and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus, prospectus supplements to this prospectus and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

•	our liquidity risk management;

•	our credit risk management;

•	our asset/liability risk management;

•	our funding, borrowing costs and net finance margin;

•	our capital, leverage and credit ratings;

•	our operational and legal risks;

•	our ability to remediate the material weakness in internal controls related to income taxes;

•	our growth rates;

•	our commitments to extend credit or purchase equipment; and

•	how we may be affected by legal proceedings.

      All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management's estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

•	risks of economic slowdown, downturn or recession;

•	industry cycles and trends;

•	demographic trends;

•	risks inherent in changes in market interest rates and quality spreads;

•	funding opportunities and borrowing costs;

•	changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets;

•	uncertainties associated with risk management, including credit prepayment, asset/liability, interest rate and currency risks;

•	adequacy of reserves for credit losses;

•	risks associated with the value and recoverability of leased equipment and lease residual values;

•	changes in laws or regulations governing our business and operations;

•	changes in competitive factors; and

•	future acquisitions and dispositions of businesses or asset portfolios.

      Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about the performance of the company. The company does not assume the obligation to update any forward-looking statement for any reason.

PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our”

and “the company” refer to CIT Group Inc. and its subsidiaries, unless the context clearly indicates otherwise.

CIT GROUP INC.

      CIT Group Inc., a corporation organized under the laws of the state of Delaware, is a leading global commercial and consumer finance company. Founded in 1908, we provide financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and emerging businesses. We offer factoring and vendor, equipment, commercial, home lending, educational lending and structured financing products, as well as rendering advisory services.

      We have broad access to customers and markets through our “franchise” businesses. Each business focuses on specific industries, asset types and markets, with portfolios diversified by client, industry and geography. Managed assets were $53.5 billion, owned financing and leasing assets were $45.2 billion and stockholders' equity was $6.1 billion at December 31, 2004.

      We provide a wide range of financing and leasing products to small, midsize and larger companies across a wide variety of industries, including manufacturing, retailing, transportation, aerospace, construction, technology, communication, and various service-related industries. Our secured lending, leasing and factoring products include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, and acquisition and expansion financing. Consumer lending, conducted in our Specialty Finance—consumer segment, consists primarily of lending to consumers originated largely through a network of brokers and correspondents and educational lending.

      Transactions are generated through direct calling efforts with borrowers, lessees, equipment end-users, vendors, manufacturers and distributors and through referral sources and other intermediaries. In addition, our strategic business units work together in referring transactions to other CIT units to best meet our customers' overall financing needs. We also buy and sell participations in and syndications of finance receivables and/or lines of credit. From time to time, in the normal course of business, we purchase finance receivables on a wholesale basis to supplement our origination volume and sell certain finance receivables and equipment under operating leases to reduce concentrations, for other balance sheet management purposes, or to improve profitability.

      Our principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036. Our telephone number is (212) 536-1211.

USE OF PROCEEDS

      Unless the applicable prospectus supplement indicates otherwise, we currently intend to use the net proceeds from any sale of the offered securities to provide additional working funds for us and our subsidiaries. Generally, we use the proceeds from sales of our securities primarily to originate and purchase receivables in the ordinary course of our business. We have not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries. From time to time, we may also use the proceeds to finance the bulk purchase of receivables and/or the acquisition of other finance-related businesses.

DESCRIPTION OF DEBT SECURITIES

      This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus and to which any prospectus supplement may relate. The particular terms of the debt securities offered will be described in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities being offered pursuant to this prospectus will be attached to this prospectus.

      We may issue senior debt securities and subordinated debt securities. The senior debt securities are to be issued under an indenture (the “senior indenture”) to be entered into between us and J.P. Morgan Trust Company, National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities are to be issued under an indenture (the “subordinated indenture”) to be entered into between us and J.P. Morgan Trust Company, National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The indentures may be supplemented from time to time.

      This prospectus briefly outlines some of the indenture provisions. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated in this prospectus and the applicable prospectus supplement by reference. You should review the indentures that are filed as exhibits to the registration statement for additional information.

      In addition, the material specific financial, legal and other terms as well as federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

      The indenture provisions do not limit the amount of debt that we may issue under the indentures or otherwise, and we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

      Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and senior indebtedness. See “—Subordination” below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the assets securing such indebtedness.

      We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary's creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

      The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term notes;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of or transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

•	if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•	provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

•	provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of CIT, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Discharge; Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

      We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We also are permitted to issue debt securities with the same terms as previously issued debt securities.

      We may in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.

Negative Pledge

      The indentures do not limit the amount of other securities that we or our subsidiaries may issue. However, an indenture provision, which we refer to in this prospectus as the “Negative Pledge,” provides that we will not pledge or otherwise subject any of our property or assets to any lien to secure indebtedness for money borrowed that is incurred, issued, assumed or guaranteed by us, subject to certain exceptions.

      The terms of the Negative Pledge do nevertheless permit us to create:

•	liens in favor of any of our subsidiaries;

•	purchase money liens;

•	liens existing at the time of any acquisition that we may make;

•	liens in favor of the United States, any state or governmental agency or department to secure obligations under contracts or statutes;

•	liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers' acceptances, leases, surety and performance bonds and other similar obligations incurred in the ordinary course of business;

•	liens upon any real property acquired or constructed by us primarily for use in the conduct of our business;

•	arrangements providing for our leasing of assets, which we have sold or transferred with the intention that we will lease back these assets, if the lease obligations would not be included as liabilities on our consolidated balance sheet;

•	liens to secure non-recourse debt in connection with our leveraged or single-investor or other lease transactions;

•	consensual liens created in our ordinary course of business that secure indebtedness that would not be included in total liabilities as shown on our consolidated balance sheet;

•	liens created by us in connection with any transaction that we intend to be a sale of our property or assets;

•	liens on property or assets financed through tax-exempt municipal obligations;

•	liens arising out of any extension, renewal or replacement, in whole or in part, of any financing permitted under the Negative Pledge, so long as the lien extends only to the property or assets, with improvements, that originally secured the lien; and

•	liens that secure certain other indebtedness which, in an aggregate principal amount then outstanding, does not exceed 10% of our consolidated net worth.

      In addition, under the indenture pursuant to which any of our senior subordinated debt is issued, we have agreed not to permit:

•	the aggregate amount of senior subordinated indebtedness outstanding at any time to exceed 100% of the aggregate amount of the par value of our capital stock plus our consolidated surplus (including retained earnings); or

•	the aggregate amount of senior subordinated indebtedness and junior subordinated indebtedness outstanding at any time to exceed 150% of the aggregate amount of the par value of the capital stock plus our consolidated surplus (including retained earnings).

      Under the more restrictive of these tests, as of December 31, 2004, we could issue up to approximately $[    ] billion of additional senior subordinated indebtedness.

Consolidation, Merger or Sale

      Subject to the provisions of the Negative Pledge described above, we will not be prevented from consolidating or merging with any other person or selling our assets as, or substantially as, an entirety. However, we have agreed not to consolidate with or merge into any other person or convey or transfer or lease substantially all of our properties and assets to any person, unless, among other things:

•	the successor entity (if other than the company) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture; and

•	the person to which our properties and assets are sold expressly assumes, as a part of the purchase price, by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture.

      The successor entity or purchaser of our properties and assets, as applicable, will assume all our obligations under the indentures as if it were an original party to such indentures. After assuming the obligations, the successor entity will have all our rights and powers under such indentures.

Events of Default

      An “event of default” means any one of the following events that occurs with respect to a series of debt securities issued under the indenture:

•	we fail to pay interest on any debt security of such series for 30 days after payment was due;

•	we fail to make the principal or any premium payment on any debt security of such series when due;

•	we fail to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

•	we fail to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);

•	any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness), and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

      A supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. Other than as specified above, a default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

      If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) on all debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of CIT, all unpaid principal amount (or specified amount) of and all accrued and unpaid interest on the outstanding debt securities of such series shall automatically become immediately due and payable.

      The trustee may withhold notice to the holders of our debt securities of any default (except for defaults that involve our failure to pay principal of, premium, if any or interest, if any, or any sinking fund payment, if applicable, on any series of debt securities) if the trustee considers that withholding notice is in the interests of the holders of that series of debt securities.

      At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

      We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

      If a default in the performance or breach, of an indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series, by notice to the trustee, may waive any past event of default or its consequences under the applicable indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on, any security; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

      Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

      We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under each existing indenture.

Modification of Indenture

      The indenture provisions permit us and the trustee to amend, modify or supplement an indenture and any supplemental indenture under which a series of debt securities is issued. Generally, these changes require the consent of the holders of at least 66 2⁄3% of the outstanding principal amount of each series of debt securities affected by the change.

      However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.

      In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or supplemental indenture:

•	for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

•	for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

      The extent to which a particular series of subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and any indenture may be modified by a supplemental indenture to reflect such subordination provisions.

Payment and Transfer

      Unless otherwise specified in the related prospectus supplement, we will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement.

      All paying agents initially designated by us with respect to payments on the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of and any premium or interest on any debt securities are payable.

      Unless otherwise provided in the related prospectus supplement, holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any stamp tax or other governmental charge and any other reasonable expenses (including fees and expenses of the trustee) that we are required to pay in connection with a transfer or exchange.

      You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

      We are not required to:

•	register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

      All transfer agents initially designated by us will be named in the related prospectus supplement. We may at any time rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of and any premium or interest on any debt securities are payable.

      We have initially appointed the trustee as security registrar, transfer agent and paying agent for the debt securities.

Global Securities

      We may issue the global securities in either registered or bearer form, in either temporary or permanent form. Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement. Debt securities that are represented in whole or in part by one or more global securities will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, and such global securities will be deposited with, or on behalf of, the depositary. The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

      Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

      Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

      So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

      Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

      We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

      Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Discharge; Defeasance and Covenant Defeasance

      We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

      We also may, at our option, elect to:

•	discharge any and all of our obligations with respect to the debt securities of such series, except for, among other things, our obligation to register the transfer of or exchange such debt securities and to maintain an office or agency with respect to such debt securities (which we refer to in this prospectus as “defeasance”); or

•	release ourselves from our obligation to comply with certain restrictive covenants under the indenture, and to provide that any failure to comply with such obligations shall not constitute a default or an event of default with respect to such series of debt securities (which we refer to in this prospectus as “covenant defeasance”).

      Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates.

      Such trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become and an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such trust; and

•	we shall have delivered to the trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, would not cause the holders of the securities to recognize income, gain or loss for U.S. federal income tax purposes.

      In the case of a defeasance, we must also deliver any ruling to such effect received from or published by the United States Internal Revenue Service.

Concerning the Trustee

      J.P. Morgan Trust Company, National Association, a national banking association, will act as trustee under our senior indenture and our subordinated indenture, as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

      The trustee may resign at any time by giving us written notice or may be removed:

•	by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

•	if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) or a court takes certain actions relating to bankruptcy, insolvency or reorganization.

      If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

      The trustee may be contacted at the following address: J.P. Morgan Trust Company, National Association, 611 Woodward Ave. 11th Floor Detroit, Michigan 48226. The form of senior indenture and the form of subordinated indenture are filed as exhibits to this registration statement. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting us or the trustee or by accessing the SEC's web site. See “Where You Can Find More Information”.

      J.P. Morgan Trust Company, National Association and certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under a senior indenture or a senior subordinated indenture may act as trustee under any of our other indentures.

New York Law to Govern

      The indentures will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF CAPITAL STOCK

      This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

      As of December 31, 2004, our authorized capital stock consisted of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 212,112,203 were issued and 210,440,170 were outstanding, 1,672,033 were issued and held in treasury; and (2) 100,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued.

Common Stock

      Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66 2⁄3% of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

      Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

      Our board of directors has the authority, without further action of our stockholders, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of CIT, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock. As of the date of this prospectus, we do not have any shares of preferred stock outstanding, and we have no current plans to issue any shares of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

      We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

      The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

      Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary, and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares for more complete information.

      Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

      Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

      If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or by other equitable method, as may be determined by the depositary.

Voting

      Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

      If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days' notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock are convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties in accordance with the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental and other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

      The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

      In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

      The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

General

      We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

      A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

      We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

      The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

      The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

PLAN OF DISTRIBUTION

      We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

      Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

      In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

      The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriter, dealer, remarketing firm or agent and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

      If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

      Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

      The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

      Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

      Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

      Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

      Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

      The consolidated balance sheets of CIT Group Inc. and its subsidiaries as of December 31, 2004 and December 31, 2003 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2004, December 31, 2003, the three months ended December 31, 2002 and the year ended September 30, 2002, incorporated in the accompanying prospectus by reference to CIT Group Inc.'s Current Report on Form 8-K dated July 20, 2005, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2004, incorporated in the accompanying prospectus by reference to the Annual Report on Form 10-K of CIT Group Inc. for the year ended December 31, 2004 have been so incorporated by reference in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Registered Office of the Issuer

CIT Group Inc.
1211 Avenue of the Americas
New York, New York 10036

Auditors of the Issuer

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York, New York 10017

Trustee, Paying Agent and Registrar

J.P. Morgan Trust Company, National Association
611 Woodward Ave., 11th Floor
Detroit, Michigan 48226

London Paying Agent

J.P. Morgan Chase Bank
Crosby Court
38 Bishopsgate
London EC2N 4AJ

Legal Advisers

To the Issuer: Robert J. Ingato, Esq. 1211 Avenue of the Americas New York, New York 10036	To the Agents as to United States law: Wilmer Cutler Pickering Hale and Dorr LLP 2445 M Street, N.W. Washington, D.C. 20037
To the Issuer as to United States law and United States tax law: Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022
To the Issuer as to English law: Shearman & Sterling (London) LLP Broadgate West 9 Appold Street London EC2A 2AP

U.S. $15,000,000,000

CIT Group Inc.
1211 Avenue of the Americas
New York, New York 10036
Global Medium-Term Note Program
Due 9 Months or More
From Date of Issue

November 1, 2005

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